UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

LETTER TO SHAREHOLDERS

Dear Fellow Shareholder,

You are cordially invited to attend the 2021 annual meeting of shareholders (the “Meeting”) of DIRTT Environmental Solutions Ltd. (“DIRTT”), which will be held via live audio webcast at 10:00 a.m. MDT on Thursday, May 6, 2021.

Due to the ongoing public health impact of the coronavirus (COVID-19) global pandemic, and to mitigate risks to the health and safety of our shareholders, employees and other stakeholders, we will hold the Meeting in a virtual-only format, which will be conducted via live audio webcast. Shareholders will have an equal opportunity to participate at the Meeting online regardless of their geographic location. At the Meeting, you will have the opportunity to ask questions and vote on a number of important matters.

The matters expected to be acted upon at the Meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Management Information Circular and Proxy Statement. You are entitled to vote at the Meeting and any adjournments or postponements of the Meeting only if you were a shareholder as of the close of business on March 22, 2021.

Thank you for your ongoing commitment to DIRTT.

Sincerely,

/s/ Kevin P. O’Meara
Kevin P. O’Meara
President and Chief Executive Officer

Your vote is important. Whether or not you can attend the Meeting, please read the Management Information Circular and Proxy Statement carefully, and then cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the proxy card so that your shares will be represented at the Meeting. Your vote will mean that you are represented at the Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the Meeting and to vote your shares at the Meeting.

DIRTT Environmental Solutions Ltd.

Notice of Annual Meeting

Our annual meeting of shareholders (the “Meeting”) will be held on Thursday, May 6, 2021 at 10:00 a.m. MDT. The Meeting will be held in a virtual-only format, which will be conducted via live audio webcast online at https://web.lumiagm.com/469613006.

The Meeting will be held for the purposes of:

1.

receiving the audited consolidated financial statements of DIRTT Environmental Solutions Ltd. (the “Company”) for the year ended December 31, 2020 and the independent registered public accounting firm’s report thereon;

2.	electing the directors of the Company to serve until the 2022 annual meeting of shareholders or until their successors are duly elected or appointed;

3.

appointing PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, at a remuneration to be fixed by the board of directors of the Company; and

4.	transacting such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only registered holders of Common Shares at the close of business on March 22, 2021, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, ask questions and vote, provided they are connected to the Internet and comply with all of the requirements set out in the Management Information Circular and Proxy Statement. Non-registered (or beneficial) shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting and ask questions, but will not be able to vote at the Meeting. A shareholder who wishes to appoint a person other than the management nominees identified on their proxy card or voting instruction form (including a non-registered shareholder who wishes to appoint themselves to attend) must carefully follow the instructions in the Management Information Circular and Proxy Statement and on the proxy card or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, Computershare Trust Company of Canada, after submitting their proxy card or voting instruction form. Failure to register the proxyholder with our transfer agent will result in the proxyholder not receiving a username to participate in the Meeting and only being able to attend as a guest.

The specific details of the matters proposed to be put before the Meeting are set forth in the Management Information Circular and Proxy Statement of the Company, which accompanies this Notice of Annual Meeting.

Registered holders of Common Shares may vote their proxies by signing, dating and returning a proxy card or by using the Internet or telephone pursuant to the instructions on their proxy card. If your Common Shares are held in the name of a bank or broker, you may be able to vote on the Internet or by telephone. Please follow the instructions on the voting instruction form you receive. Voting by using the Internet or telephone, or by returning your proxy card or voting instruction form in advance of the Meeting, does not preclude you from attending the Meeting online.

Your vote is important. Whether or not you expect to attend the Meeting, please vote over the Internet, by telephone or by completing and promptly returning the enclosed proxy card or voting instruction form so that your shares may be represented at the Meeting.

By order of the Board of Directors

/s/ Charles R. Kraus

Charles R. Kraus
Senior Vice President, General Counsel & Corporate Secretary

March 25, 2021

i

i

Householding	51
SHAREHOLDER PROPOSALS	52
Shareholder Proposals	52
Other Proposals or Nomination under the Advance Notice Provision	52
ANNUAL REPORT, PROXY STATEMENT AND OTHER INFORMATION	53

ii

PROXY STATEMENT FOR

2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2021

at 10:00 a.m. MDT

GENERAL INFORMATION

This management information circular and proxy statement (the “Proxy Statement”), dated March 25, 2021, is provided in connection with the solicitation of proxies by or on behalf of the Board of Directors (the “Board”) of DIRTT Environmental Solutions Ltd. for use at the annual meeting of shareholders (the “Meeting”). In this Proxy Statement, “DIRTT,” the “Company,” “we,” “us” or “our” refer to DIRTT Environmental Solutions Ltd., and “you,” “your” and “shareholder” refer to the holders of common shares of the Company (“Common Shares”). The Meeting will be held on Thursday, May 6, 2021, at 10:00 a.m. MDT for the purposes set forth in the Notice of Annual Meeting.

The Meeting will be held in a virtual-only format, which will be conducted via live audio webcast online at https://web.lumiagm.com/469613006. We are conducting a virtual meeting this year due to the ongoing coronavirus (COVID-19) global pandemic. Travel and gathering restrictions in place throughout the United States and Canada in response to the COVID-19 pandemic currently prevents our management, Board members, and shareholders from attending an in person meeting, and as of the date of filing of this Proxy Statement, there can be no assurance as to when such travel and gathering restrictions will be lifted by applicable government authorities. Our virtual meeting format will enable our shareholders to participate in the Meeting regardless of their geographic location.

Registered shareholders and duly appointed and registered proxyholders may participate in the Meeting, submit questions and vote. Non-registered (beneficial) shareholders who have not duly appointed and registered themselves as proxyholders may still attend the Meeting and ask questions, but will not be able to vote at the Meeting. See also “How to Vote” below.

This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and applicable corporate and securities laws in Canada, and that is designed to assist you in voting your Common Shares.

This Proxy Statement contains detailed information on the matters to be considered at the Meeting, or any adjournment or postponement thereof. Please read this Proxy Statement carefully and remember to vote your Common Shares, either by proxy or online at the Meeting, or any adjournment or postponement thereof. Your vote is important.

The Company uses the notice-and-access process as its method of communication with shareholders for voting and proxy-related materials. Access to this Proxy Statement, Notice of Annual Meeting, the related proxy card and the 2020 Annual Report to Shareholders (the “Proxy Materials”) will be provided to our shareholders via the Internet, with paper copies free of charge upon request. Accordingly, on or about March 26, 2021, we began mailing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareholders entitled to vote at the Meeting containing instructions on how to access the Proxy Materials and how to vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our Proxy Materials. In addition, shareholders of record may request to receive Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future shareholders meetings. We believe electronic delivery will expedite the receipt of the materials and will help lower the costs of our Proxy Materials. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability and on our website, no other information contained on either website is incorporated by reference into or considered to be a part of this document.

We are permitted under applicable securities laws to deliver a single Notice of Internet Availability to one address shared by two or more shareholders. This delivery method is referred to as “householding” and helps reduce our printing costs and postage fees. See “Other Matters – Householding” on page 51 of this Proxy Statement.

Unless otherwise indicated, references herein to “$” or “dollars” are expressed in U.S. dollars (US$), and references to Canadian dollars are noted as “C$” or “CAD $.” Unless otherwise stated, all figures presented in Canadian dollars and translated into U.S. dollars were calculated using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2020 of C$1.2753 = US$1.00.

References in the Proxy Materials to the “Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.

Who Can Vote

Shareholders of record at the close of business on March 22, 2021 (the “Record Date”) are entitled to vote at the Meeting or at any adjournment or postponement thereof, on the basis of one vote per Common Share held, unless (i) a registered shareholder has transferred the ownership of any Common Shares subsequent to the Record Date, and (ii) the transferee shareholder produces properly endorsed share certificates, or otherwise establishes that he or she owns the Common Shares and demands, no later than 10 days before the Meeting, that his or her name be included on the shareholders list before the Meeting, in which case, the transferee shareholder shall be entitled to vote such Common Shares at the Meeting, or any adjournment or postponement thereof. The transfer books will not be closed. As of the close of business on the Record Date, the Company had 84,681,364 Common Shares issued and outstanding.

A list of our shareholders of record will be available and may be inspected prior to the Meeting by contacting Investor Relations at ir@dirtt.com.

The presence, in person or by proxy, of two or more shareholders representing at least 33-1/3% of the voting power of outstanding Common Shares on the Record Date (constituting 28,227,122 votes) will constitute a quorum for the transaction of business at the Meeting and any postponement or adjournment thereof, though the Board may fix a new record date for purposes of a postponed or adjourned meeting. Shareholders will be considered present at the virtual Meeting if they or their proxyholder are logged into the Meeting using their unique control number or username.

Abstentions and broker non-votes, each discussed below, will be counted for the purpose of determining the presence or absence of a quorum.

Shareholder Voting Matters and Board Recommendation

Voting Matter	Board Vote Recommendation	Additional Information on Page
Election of Directors	FOR each nominee	9
Appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and authorization of the Board to fix their remuneration	FOR	15

How to Vote

How you vote depends on whether you are a registered or non-registered shareholder. You are a registered shareholder if the Common Shares you own are registered in your name. You are a non-registered shareholder if your Common Shares are registered in the name of an intermediary, such as a trustee, financial institution or securities broker. This is often called ownership in “street name” because your name does not appear in the records of the Company’s transfer agent, Computershare Trust Company of Canada (“Computershare”). If you are a registered shareholder, you can vote via the Internet or by proxy, as explained below. If you hold any Common Shares in street name, you should receive a voting instruction form from the intermediary in respect of such Common Shares with further voting instructions.

If you receive more than one proxy card or voting instruction form, then you may have more than one account at Computershare, with an intermediary, or both. Please vote all proxy cards and voting instruction forms using the respective control numbers that you receive so that all of the Common Shares that you own will be represented at the Meeting.

Registered Shareholders

If you are a registered shareholder (i.e., shareholder of record), there are four ways to vote:

•

During the Meeting. You may vote during the Meeting by completing a ballot online. The 15-digit control number located on the proxy card or in the email notification you received is the control number for attending and participating at the virtual Meeting. See also “Appointment of a Proxyholder and Registration for the Meeting” and “Attending and Participating at the Meeting” below.

•

Via the Internet. You may vote by proxy via the Internet at www.investorvote.com by following the instructions provided on the proxy card. You will need your 15-digit control number that is on the proxy card when voting.

•

By Telephone or Facsimile. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-866-732-8683. You will need your 15-digit control number that is on the proxy card when voting. You may also vote by completing, dating and signing the proxy card and returning it to Computershare by facsimile to 1-416-263-9524 or 1-866-249-7775.

•

By Mail. You may vote by completing, dating and signing the proxy card and returning it to Computershare Trust Company of Canada, Proxy Department in the postage-prepaid envelope provided therewith: (i) by mail using the enclosed return envelope or one addressed to 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1, Attn: Proxy Department; or (ii) by hand delivery to 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1.

Your completed proxy form must be received by Computershare, or you must have voted by Internet or telephone, no later than May 4, 2021 at 10:00 a.m. MDT, or in the case of adjournment or postponement, not less than 48 hours (excluding Saturdays, Sundays or statutory holidays) prior to the time of the adjourned or postponed Meeting or any subsequent adjournment(s) or postponement(s) thereof. The proxy form or any other instrument of proxy will not be valid for the Meeting, or any adjournment or postponement thereof, unless it is signed by you or your attorney (duly authorized in writing). The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

Non-Registered Shareholders

If you are a non-registered shareholder (i.e., beneficial owner), there are four ways to vote:

•

During the Meeting. You may vote your Common Shares during the Meeting by appointing yourself as the proxyholder for your Common Shares before the Meeting in accordance with the voting instruction form provided to you by your intermediary, returning the voting instruction form to your intermediary in accordance with the instructions, and registering yourself as proxyholder with Computershare. You will then receive a separate username that may be used to attend and participate at the Meeting. See also “Appointment of a Proxyholder and Registration for the Meeting” and “Attending and Participating at the Meeting” below.

•

Via the Internet. You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided on the voting instruction form provided to you by your intermediary. You will need your 16-digit control number that is on the voting instruction form when voting.

•

By Telephone. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-866-732-8683. You will need your 16-digit control number that is on the voting instruction form provided to you when voting. You may also vote by completing, dating and signing the voting instruction form provided to you by your intermediary and following the guidelines set forth in the voting instruction form.

•	By Mail. You may vote by completing, dating and signing the voting instruction form in accordance with the guidelines set forth in the voting instruction form.

Your completed voting instruction form must be returned on or before the deadline specified on the voting instruction form. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

Voting by Management Proxy and Exercise of Discretion

The persons named in the enclosed proxy form (the “management proxyholders”) are directors or executive officers of the Company. You have the right to appoint another person (who need not be a shareholder) to represent you at the Meeting, or any adjournment or postponement thereof. To do so, insert the name of that person in the space provided in the proxy form and strike out the other names. Your Common Shares will be voted in accordance with your instructions indicated on the proxy form.

In the absence of such instructions, your Common Shares will be voted by the persons named in the enclosed proxy form as follows:

-	FOR the election of each nominated director; and
-	FOR the appointment of PwC as the independent registered public accounting firm.

We know of no other matters to be submitted to a vote of shareholders at the Meeting. If any other matter is properly brought before the Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the Common Shares they represent in accordance with their best judgment on such matter. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our Corporate Secretary in the form prescribed by our current by-laws and applicable law, as described under “Shareholder Proposals.”

Appointment of a Proxyholder and Registration for the Meeting

Shareholders who wish to appoint someone other than the management proxyholders as their proxyholder (including non-registered shareholders who wish to appoint themselves as proxyholder) to attend and participate at the virtual Meeting as their proxy and vote their Common Shares must submit their proxy card or voting instruction form, as applicable, appointing that person as proxyholder AND register that proxyholder online. Registering your proxyholder is an additional step to be completed AFTER you have submitted your form of proxy or voting instruction form.

Submit your proxy card or voting instruction form. To appoint someone other than the management proxyholders as proxyholder, insert that person’s name in the blank space provided in the proxy card or voting instruction form (if permitted) and follow the instructions for submitting such proxy card or voting instruction form. This must be completed before registering such proxyholder, which is an additional step to be completed once you have submitted your proxy card or voting instruction form.

If you are a non-registered shareholder and wish to vote at the virtual Meeting, you must insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described below under “Registering your proxyholder.” By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary.

Additionally, if you are a non-registered shareholder located in the United States and wish to vote at the virtual Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps outlined above, you must also obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Computershare. Requests for registration from non-registered shareholders located in the United States that wish to vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail or by courier to: uslegalproxy@computershare.com (if by email), or to Computershare: 8th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1 (if by courier), and in both cases, must be labeled “Legal Proxy” and received no later than the voting deadline of May 4, 2021 at 10:00 a.m. MDT, or in the case of adjournment or postponement, not less than 48 hours (excluding Saturdays, Sundays or statutory holidays) prior to the time of the adjourned or postponed Meeting or any subsequent adjournment(s) or postponement(s) thereof.

Registering your proxyholder. To register a proxyholder other than the management proxyholders, shareholders must visit www.computershare.com/DIRTT by the voting deadline of May 4, 2021 at 10:00 a.m. MDT, or in the case of adjournment or postponement, not less than 48 hours (excluding Saturdays, Sundays or statutory holidays) prior to the time of the adjourned or postponed Meeting or any subsequent adjournment(s) or postponement(s) thereof, and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with a username via email. Without this username, proxyholders will not be able to participate or vote at the Meeting but will be able to attend as a guest.

Attending and Participating at the Meeting

We are holding the Meeting in a virtual-only format, and shareholders will not be able to attend the Meeting in person. Attending the Meeting online enables registered shareholders and duly appointed proxyholders, including non-registered shareholders who have duly appointed themselves as proxyholder, to participate at the Meeting and ask questions, all in real time. Registered shareholders and duly appointed and registered proxyholders can vote at the appropriate times during the Meeting.

Guests, including non-registered beneficial shareholders who have not duly appointed and registered themselves as proxyholder, can log in to the Meeting as set out below. Guests can listen to the Meeting and ask questions, but are not able to vote.

Log in online at https://web.lumiagm.com/469613006. We recommend that you log in at least 15 minutes before the Meeting starts. Click “Login” and then enter your control number or username and password dirtt2021 (case sensitive).

OR

Click “Guest” and then complete the online form.

For registered shareholders, the control number located on your proxy card or email notification is your control number for the Meeting.

For duly appointed and registered proxyholders, Computershare will provide the proxyholder with a username by e-mail after the proxy voting deadline has passed.

If you attend the Meeting online, it is important that you are connected to the Internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedure.

Changing Your Vote

If you are a registered shareholder and change your mind on how you want your Common Shares voted or you decide to attend the Meeting online, or any adjournment or postponement thereof, and vote online, you can revoke your proxy in any manner permitted by law, including (i) by attending at the Meeting online, or any adjournment or postponement thereof, and voting your Common Shares, (ii) by depositing another form of proxy with a later date, or (iii) in any manner permitted by law, including by instrument in writing executed by you or your attorney (duly authorized in writing) and deposited with Computershare at any time up to and including the last business day preceding the day of Meeting or any adjournment or postponement thereof at which the proxy is to be used, or with the Chair of the Meeting on the day of the Meeting, or any adjournment or postponement thereof. If you are a non-registered shareholder, you must follow the instructions on your voting instruction form to revoke or amend any prior voting instructions.

Abstentions, Withheld Votes and Broker Non-votes

Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the Meeting for quorum purposes. If you are a non-registered shareholder holding Common Shares through an intermediary, you may instruct the intermediary that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominees for director or the appointment of the auditor of the Company at the Meeting.

A “broker non-vote” occurs when a broker who holds its client’s common shares in street name submits proxies for such common shares but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their clients. Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting Common Shares for the broker’s client. Without specific instructions, U.S. brokers and their agents or nominees are prohibited from voting Common Shares for the broker’s client where a proposal is not “routine.” For the Meeting, Proposal No. 1 is not considered a “routine” proposal, and therefore, U.S. brokers cannot exercise discretionary authority regarding such proposal for non-registered owners who have not returned voting instructions. Proposal No. 2 is considered a “routine” proposal, and therefore, U.S. brokers can exercise discretionary authority regarding this proposal for non-registered owners who have not returned voting instructions.

Required Votes for Each Proposal

The required vote for each of the proposals expected to be acted upon at the Meeting are described below:

Proposal No. 1 — Election of directors. The election of each director nominee must be approved by a plurality of votes cast, which means a director will be elected in an uncontested election if he or she receives at least one vote cast “FOR” such nominee. You may either vote “FOR” or “WITHHOLD” your vote with respect to the election of each director nominee. If you vote “FOR” the election of a nominee, your vote will be cast accordingly. If you select “WITHHOLD” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee but will be considered in the application of the Company’s majority voting policy (the “Majority Voting Policy”). See “Proposal No. 1 – Election of Directors – Majority Voting Policy” on page 13 of this Proxy Statement. Pursuant to our Majority Voting Policy, a “WITHHOLD” vote is treated as a share present or represented and entitled to vote on the director nominee and has the same effect as a vote “against” the nominee. The total votes cast with respect to this proposal under our plurality voting requirement and our Majority Voting Policy will exclude abstentions, broker non-votes, and failures to vote with respect to that director’s election. Shareholders do not have the right to cumulative voting in the election of directors.

Proposal No. 2 — Appointment of the independent registered public accounting firm. The proposal to appoint PwC as our independent registered public accounting firm must be approved by a plurality of votes cast, which means the proposal may be approved by any one or more shareholders voting “FOR” such proposal. For purposes of this proposal, votes cast at the Meeting include only those votes cast “FOR” the appointment of the proposed independent registered public accounting firm. You may either vote “FOR” or “WITHHOLD” your vote with respect to the appointment of the proposed independent registered public accounting firm. If you vote “FOR” the appointment of the proposed independent registered public accounting firm, your vote will be cast accordingly. If you select “WITHHOLD,” your vote will not be counted as a vote cast for purposes of appointing the proposed independent registered public accounting firm.

Other Information

Shareholder Questions During the Meeting

Our registered shareholders, duly appointed and registered proxyholders and guests will have opportunities to submit questions throughout the Meeting. We will answer as many submitted questions relating to the proposals to be voted upon at the Meeting or about the Company generally as time permits.

Solicitation

This solicitation is being made by and on behalf of the Board. We will pay the cost of preparing these proxy materials and soliciting your vote. We also will pay the Meeting expenses. In addition, proxies may be solicited by our directors, officers and other employees over the Internet or by telephone, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. We may also request that intermediaries, brokerage firms, nominees, custodians and fiduciaries transmit proxy materials to the non-registered holders, and we will reimburse them for their reasonable out-of-pocket expenses in transmitting such materials.

The Company has retained the services of Kingsdale Advisors as our strategic shareholder advisor and proxy solicitation agent for the solicitation of proxies for the Meeting, or any adjournment or postponement thereof, at an aggregate cost estimated to be $25,935. Kingsdale Advisors may also receive additional fees from the Company for other services.

The Company may also utilize the Broadridge QuickVote service to assist beneficial shareholders with voting their Common Shares over the telephone. In addition, Kingsdale Advisors may contact such beneficial shareholders to offer assistance with conveniently voting their Common Shares through the Broadridge QuickVote service. Broadridge will then tabulate the results of all the instructions received and provide the appropriate instructions respecting the Common Shares to be represented at the Meeting.

Receiving Meeting Materials as a Non-Registered Holder

The Company will not send proxy-related materials directly to non-objecting beneficial shareholders, and such materials will be delivered to non-objecting beneficial shareholders by the non-objecting beneficial shareholder’s intermediary. The Company intends to pay for the costs of an intermediary to deliver to objecting beneficial shareholders the proxy-related materials.

Questions

If you have any questions about the information contained in this Proxy Statement, or require any assistance in completing your proxy form, please contact Kingsdale Advisors at 1-866-851-2743.

If you have any questions about the virtual Meeting, including questions regarding access or voting, please contact Computershare at 1-800-564-6253 (toll free in Canada and the United States) or 1-514-982-7555 (international direct dial). Additional information and materials for the Meeting will be available on our website at www.dirtt.com/investors.

Explanatory Note

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. For as long as we are an emerging growth company, we will not be required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

FINANCIAL STATEMENTS

The audited consolidated financial statements of the Company for the year ended December 31, 2020 and the independent registered public accounting report thereon will be placed before the Meeting, or any adjournment or postponement thereof. No vote by the shareholders with respect to the audited consolidated financial statements is required. The audited consolidated financial statements were audited by PwC and approved by the Audit Committee of the Board. Copies of these materials may be obtained by shareholders upon request. These materials are also available on our website at www.dirtt.com, on the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov, and on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

At the Meeting, our shareholders will be asked to elect each of the eight (8) directors identified below to serve until the close of our next annual meeting of shareholders or until his or her successor has been duly elected or appointed. All of the nominees proposed for election as directors are currently directors of the Company. All nominees were recommended to the Board by the Nominating and Governance Committee.

Our Board currently consists of nine (9) members. Mr. Wayne T. Boulais, a current director of the Company, has announced his intention not to stand for election at this year’s Meeting. As a result, the Board has set the number of directors comprising the Board at eight (8) in accordance with the Company’s by-laws, effective immediately following completion of the Meeting. Accordingly, you may not vote by proxy or in person for a greater number of persons than the nominees proposed for election as directors.

Additionally, see “Proposal No. 1 – Election of Directors – Majority Voting Policy” on page 13 for information about the Company’s Majority Voting Policy.

Steven E. Parry Board Chair, DIRTT President, Skara Brae Strategy Consultants Age: 65 Ontario, Canada Director Since: December 2011 Independent

Mr. Parry has served as a member of the Board since December 2011. Mr. Parry has been the President of Skara Brae Strategy Consultants since 2018, and in this role, he provides strategic advisory services regarding access to capital to high growth companies. Mr. Parry served as the Executive Chairman of Grenville Strategic Royalty Corp. (“Grenville”) from 2014 to 2016 and served as the President and Chief Executive Officer of Grenville from 2017 to 2018. Mr. Parry also served as a Managing Member of NGEN Partners, a U.S. cleantech venture capital firm, and the General Manager, Innovation at BHP Billiton Exploration and Development. Mr. Parry previously served as a director and chair of the audit committee of Boardwalktech (TSXV: BWLK), a California-based blockchain company. Mr. Parry currently serves as a director, chair of the audit committee and chair of the compensation and governance committee of Clear Blue International Technologies (“Clear Blue”) (TSXV: CBLU), a provider of off-grid lighting and telecom control solutions; a director of Kovo Healthtech Corporation, a privately held healthcare software and services company; and a director of Greengate Power Corp, a privately held company in the renewable energy field. Mr. Parry is a professional geologist and holds a Bachelor of Science degree from Queen’s University and a Master of Science degree from the University of Western Ontario. Our Board believes that Mr. Parry is qualified to serve on our Board due to his extensive management experience, his experience with high growth companies and his board service for several public and private companies.

	MEMBER OF	2020 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	8/8	100%	Clear Blue International
	Compensation Committee	8/8	100%	Technologies (TSXV: CBLU)
	SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	December 31, 2020	32,300	88,651		15,000
	2020 VOTES IN FAVOR		92.71%

Michael T. Ford Corporate Vice President, Global Real Estate and Security, Microsoft Corporation Age: 54 Washington, USA Director Since: August 2020 Independent

Mr. Ford has served as a member of the Board since August 2020. Mr. Ford brings over 20 years of global business and financial management experience. Mr. Ford has served as the head of Global Real Estate and Security for Microsoft Corporation (Nasdaq: MSFT), with responsibility for a multi-billion-dollar real estate portfolio including more than 38 million square feet across 113 countries, since 2016. Mr. Ford was previously Senior Controller for Microsoft’s Cloud & Enterprise business, and Senior Director in Microsoft’s Internal Audit and Risk Management Group from 2014 to 2016 and 2009 to 2014, respectively. Mr. Ford sits on the board of Forterra, a Washington based non-profit, and several real estate and security advisory boards, and is a former member of Seattle-King County Crisis Clinic Board of Trustees. He holds a Bachelor of Science in Finance from Alabama A&M University and a Master of Business Administration from Florida Metropolitan University. Our Board believes that Mr. Ford is qualified to serve on our Board due to his extensive real estate, technology, financial, audit and risk management experience.

	MEMBER OF	2020 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	3/3	100%	None
	Audit Committee	1/1	100%
	SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	December 31, 2020	-	11,195		-
	2020 VOTES IN FAVOR		N/A

Denise E. Karkkainen Corporate Director Age: 57 British Columbia, Canada Director Since: August 2015 Independent

Ms. Karkkainen has served as a member of the Board since August 2015. Ms. Karkkainen has over 30 years of experience in commercial real estate development, ownership, property management and finance. Ms. Karkkainen served as a Principal of Bravura Business Solutions Inc., a governance advisory and strategic project management services firm, from 2013 until her retirement in 2018. Ms. Karkkainen currently serves as a director and chairs the finance and audit committee and the compensation committee of Musqueam Capital Company, a privately-held company that develops the real estate holdings of and manages the business of the Musqueam First Nation. She has served on several private and non-profit boards, including as a founding director and Vice-Chair of the BC Provincial Health Services Authority. Ms. Karkkainen holds an ICD.D designation from the Institute of Corporate Directors of Toronto, Ontario. Our Board believes that Ms. Karkkainen is qualified to serve on our Board due to her experience in the commercial real estate sector, her financial accounting background and her board service experience.

	MEMBER OF	2020 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	8/8	100%	None
	Audit Committee	4/4	100%
	Compensation Committee	8/8	100%
	Nominating and Governance Committee	5/5	100%
	SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	December 31, 2020	48,300	59,423		15,000
	2020 VOTES IN FAVOR		96.80%

Shauna King Corporate Director Age: 64 Texas, USA Director Since: August 2020 Independent

Ms. King has served as a member of the Board since August 2020. Ms. King brings over 25 years of senior management experience in strategic planning, finance and operations. Ms. King was previously the Vice President, Finance and Business Operations for Yale University from 2006 until her retirement in 2015 and, prior to that, held various leadership positions with PepsiCo, Inc., including Global Chief Information Officer and Chief Transformation Officer. Ms. King sits on the board of the Catholic Charities of Dallas and St. Lawrence University, and is a former board member of the Ignite Restaurant Group Inc. and several other charitable and non-profit boards. She holds a Bachelor of Science in Psychology from St. Lawrence University, a Master of Business Administration from Cornell University and an Honorary Master’s Degree from Yale University. Our Board believes that Ms. King is qualified to serve on our Board due to her extensive financial and information technology experience, as well as her prior board experience.

	MEMBER OF	2020 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	3/3	100%	None
	Audit Committee	1/1	100%
	SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	December 31, 2020	-	11,975		-
	2020 VOTES IN FAVOR		N/A

Todd W. Lillibridge President and CEO of TWL Enterprises LLC Age: 65 Illinois, USA Director Since: August 2017 Independent

Mr. Lillibridge has served as a member of the Board since August 2017. Mr. Lillibridge has served as the President and Chief Executive Officer of TWL Enterprises LLC, a consulting firm focusing on healthcare real estate, since 2019. Mr. Lillibridge also served as the Special Advisor to the Chief Executive Officer of Ventas Inc. (NYSE: VTR), a healthcare real estate investment trust, from 2018 to 2019 and as its Executive Vice-President of Medical Property Operations from 2010 to 2018. He was also the Chief Executive Officer and founder of Lillibridge Healthcare Services Inc. He sits on the boards of Rush University Medical Center and Preferred Podiatry Group, and previously served as the Chairman and member of Young Presidents’ Organization YPO (Gold Chicago Chapter). Mr. Lillibridge has a Bachelor of Science degree with honors from the University of Illinois at Urbana-Champaign and is a member of its Dean’s Business Council. Our Board believes that Mr. Lillibridge is qualified to serve on our Board due to his industry experience in the healthcare sector and his service in various executive management positions.

	MEMBER OF	2020 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	8/8	100%	None
	Compensation Committee	8/8	100%
	Nominating and Governance Committee	4/4	100%
	SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	December 31, 2020	234,700	50,021		-
	2020 VOTES IN FAVOR		97.05%

James (Jim) A. Lynch Senior Vice President & General Manager, Autodesk Construction Solutions Age: 59 Massachusetts, USA Director Since: March 2021 Independent

Mr. Lynch has served as a member of the Board since March 2021. Mr. Lynch is currently the Senior Vice President and General Manager for Autodesk Construction Solutions, a division of Autodesk, Inc. (“Autodesk”) where he is responsible for growing Autodesk’s construction business through product development, marketing, sales, and customer success. Mr. Lynch has over 20 years’ tenure at Autodesk and has held several strategic leadership roles in product development, product management, and marketing. He sits as a board observer of Aurigo Software Technologies Inc., a private company which develops cloud-based software to enable customers to plan, build, maintain and operate their capital investments. Mr. Lynch has a Bachelor of Science degree in computer science from Fitchburg State University. Our Board believes that Mr. Lynch is qualified to serve on our Board due to his extensive experience in construction information technology and his service in various strategic leadership roles.

	MEMBER OF	2020 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	-	-	None
	Audit Committee	-	-
SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	December 31, 2020	-	-		-
	2020 VOTES IN FAVOR		N/A

Kevin P. O’Meara President & CEO, DIRTT Age: 56 Texas, USA Director Since: September 2018 Not Independent

Mr. O’Meara has served as our President and Chief Executive Officer since September 2018. Prior to joining DIRTT, Mr. O’Meara was an independent advisor to private equity firms spanning multiple industries from 2012 to 2018. He served as the President and Chief Executive Officer of Atrium Corporation, North America’s largest vinyl and aluminum window manufacturer, from 2010 to 2012. Mr. O’Meara was also a co-founder of Builders FirstSource (Nasdaq: BLDR) and served as its Chief Financial Officer from 1997 to 2000, Senior Vice President and Chief Operating Officer from 2000 to 2006, and President and Chief Operating Officer from 2006 to 2007. Mr. O’Meara holds a Master of Business Administration degree from Harvard Business School, a Bachelor of Arts degree in Economics and a Bachelor of Business Administration degree from Southern Methodist University and is a Certified Public Accountant. Our Board believes that Mr. O’Meara is qualified to serve on our Board due to his extensive industry and executive management experience spanning over 20 years and his experience with high growth companies.

	MEMBER OF		2020 ATTENDANCE	CURRENT PUBLIC COMPANY BOARDS
	Board	8/8	100%	None
	SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	December 31, 2020	75,000	-		2,475,000
	2020 VOTES IN FAVOR		95.63%

Diana Rhoten Independent Consultant Age: 54 New York, USA Director Since: March 2021 Independent

Dr. Rhoten has served as a member of the Board since March 2021. Dr. Rhoten was Associate Partner and Managing Director of the New York office of IDEO LP, a design and innovation firm, from 2014-2019. Prior to that, Dr. Rhoten served as Chief Strategy officer at Amplify, an education technology subsidiary of News Corp. She previously sat on the boards of Moko Social Media and the Institute of Play. She currently serves as advisor to the University of Illinois System, Nickelodeon noggin, and Recount Media. Dr. Rhoten holds a Bachelor of Arts degree in International Relations and Affairs from Brown University, a Master of Education degree from Harvard University, and a Master of Arts in Organizational Behavior and PhD in Sociology and Education, both from Stanford University. Our Board believes that Dr. Rhoten is qualified to serve on our Board due to her experience in the design sector and her service in various founder and strategic leadership positions.

	MEMBER OF	2020 ATTENDANCE		CURRENT PUBLIC COMPANY BOARDS
	Board	-	-	None
	Nominating and Governance Committee	-	-
SECURITIES HELD
	Date	Common Shares	Deferred Share Units		Options
	December 31, 2020	-	-		-
	2020 VOTES IN FAVOR		N/A

Family Relationships

There are no family relationships among any of our executive officers or directors.

Majority Voting Policy

As set forth in the enclosed proxy form, shareholders may vote “FOR” or “WITHHOLD” their vote for each director nominee. In accordance with the Board’s Majority Voting Policy, if any director nominee receives a number of votes “withheld” from his or her election that is equal to or greater than votes “for” such election, such nominee will submit his or her offer of resignation to the lead director or Chair of the Board. The Nominating and Governance Committee will review such resignation offer and make a recommendation to the Board of whether or not to accept such resignation. The Nominating and Governance Committee is expected to recommend acceptance of the resignation offer to the Board, and the Board is expected to accept such recommendation and resignation offer, except in situations where exceptional circumstances would warrant the director nominee continuing to serve on the Board. The director nominee will not participate in any deliberations of the Nominating and Governance Committee or the Board with respect to his or her resignation offer. Within 90 days of receiving the resignation offer, the Board will make a decision and the Company will issue a press release announcing whether they have accepted or rejected the director nominee’s resignation, a copy of which will be provided to the Toronto Stock Exchange (the “TSX”). The resignation will be effective when accepted by the Board. The Majority Voting Policy does not apply to contested elections in which the number of director nominees for election is greater than the number of director positions on the Board.

Legal Proceedings, Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Other than as described below, none of the Company’s current directors are, at the date of this Proxy Statement, or have been, within 10 years prior to the date of this Proxy Statement, a director, chief executive officer or chief financial officer of a company that: (a) while such person was acting in that capacity was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days (an “order”); or (b) was subject to an order that was issued after that person ceased to be a director, chief executive officer or chief financial officer of the relevant company and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Mr. Parry has served as a director of Clear Blue since July 2018 and as chair of the audit committee since November 2019. On May 1, 2019, the British Columbia Securities Commission issued a management cease trade order against two officers of Clear Blue in connection with the failure by Clear Blue to file audited financial statements for the year ended December 31, 2018 and the related management’s discussion and analysis. The management cease trade order was revoked on June 3, 2019.

None of the Company’s directors have been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Other than as described below, none of the Company’s directors: (a) is, at the date of this Proxy Statement, or have been, within 10 years prior to the date of this Proxy Statement, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, (b) has, within 10 years prior to the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the director or executive officer, as applicable, or (c) has been involved in any legal proceedings requiring disclosure under U.S. federal securities laws.

Mr. Parry was elected as a director of Energy and Power Solutions, Inc. (“EPS”) in 2007 as the designee of NGEN Partners. EPS provided energy efficiency solutions to the industrial market. In September 2011, EPS filed for bankruptcy protection pursuant to Chapter 11 of the United States Bankruptcy Code. Mr. Parry ceased to be a director of EPS in June 2011 and, in January 2012, EPS entered into settlement agreements with NGEN Partners to, among other things, release past and current officers, directors, employees and agents of NGEN Partners. In addition, Mr. Parry was elected as a director of Tioga Energy, Inc. (“Tioga”) and SolFocus, Inc. (“SolFocus”) as the designee of NGEN Partners. Tioga and SolFocus were providers of photovoltaic solar systems. Tioga and SolFocus conducted an assignment for the benefit of creditors in April 2013 and May 2013, respectively, and Mr. Parry ceased to be a director of both Tioga and SolFocus each upon such assignments.

To be elected to the Board, a nominee must receive a plurality of votes cast, which means a nominee will be elected in an uncontested election if he or she receives at least one vote cast “FOR” such nominee. Nevertheless, under the Company’s Majority Voting Policy, if a nominee receives a number of “WITHHOLD” votes that equals or exceeds the number of “FOR” votes, that nominee must submit his or her offer of resignation for consideration by the Company’s Nominating and Governance Committee and the Board. See “Proposal No. 1—Election of Directors—Majority Voting Policy.”

The Board unanimously recommends that the shareholders of the Company vote “FOR” the election of each of the director nominees. Unless you give other instructions, the persons named in the enclosed proxy form intend to vote FOR the election of each of our director nominees. The Company has been informed that each of the proposed nominees listed herein is willing to serve as a director if elected. We have no reason to believe that any of the proposed nominees will be unable to serve as a director. If, prior to the Meeting, or any adjournment or postponement thereof, one of our director nominees is unable to serve or for good cause will not serve, either the number of directors will be reduced or we will nominate or appoint a new director in accordance with applicable law.

PROPOSAL NO. 2 – APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has recommended that PwC be appointed as our independent registered public accounting firm for the fiscal year ended December 31, 2021, and that the remuneration of PwC for such year be fixed by our directors.

At the Meeting, or any adjournment or postponement thereof, shareholders will be asked to appoint PwC to serve as our independent registered public accounting firm until the next annual meeting of shareholders at a remuneration to be fixed by the Board. PwC was first appointed as our independent registered public accounting firm effective June 9, 2017. Deloitte LLP served as our independent auditor prior to such time.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee approved all services rendered by PwC in the fiscal year ended December 31, 2020, in accordance with these policies.

In its review of non-audit services, the Audit Committee considers, among other things, the possible impact of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee has determined that the non-audit services performed by PwC in the fiscal year ended December 31, 2020, were compatible with maintaining the independence of our independent registered public accounting firm. Additional information concerning the Audit Committee and its activities can be found in this Proxy Statement under “Corporate Governance.”

Representatives of PwC are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Audit and Related Fees

The following table sets out the fees for services provided to us by our independent registered public accounting firm for the years ended December 31, 2020 and 2019.

Nature of Services	December 31, 2020 (1)	December 31, 2019 (1)
Audit Fees (2)	$422,783	$728,975
Audit-Related Fees (3)	$24,915	$96,340
Tax Fees	$-	$-
All Other Fees (4)	$-	$1,612

Total	$447,698	$826,876

(1)

Such fees were paid in Canadian dollars and translated into U.S. dollars using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2020 of C$1.2753 = US$1.00 and on December 31, 2019 of C$1.2962 = US$1.00 for the respective periods.

(2)

Consists of fees for audit services. This includes, among other things, quarterly reviews and audit of the annual financial statements, including audit of historical financial statements converted from International Financial Reporting Standards to U.S. generally accepted accounting principles.

(3)

Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported in (1) above. This includes, among other things, fees paid to the Canadian Public Accountability Board, and review of the Registration Statement on Form 10 and the Registration Statements on Form S-8 and S-3 filings.

(4)	Consists of fees for an online subscription service.

The appointment of PwC as our independent registered public accounting firm must be approved by a plurality of votes cast, which means the proposal may be approved by any one or more shareholders voting “FOR” such proposal.

The Board unanimously recommends that the shareholders of the Company vote “FOR” the appointment of PwC to serve as our independent registered public accounting firm until the next annual meeting of shareholders at a remuneration to be fixed by the Board. Unless you give other instructions, the persons named in the enclosed proxy form intend to vote FOR the appointment of PwC as our independent registered public accounting firm at a remuneration to be fixed by the Board.

CORPORATE GOVERNANCE

The Board is committed to the highest standards of corporate governance practices. The Board believes that this commitment is not only in the best interest of shareholders but that it also promotes effective decision-making at the Board level. In establishing its corporate governance practices, the Board has been guided by (i) the applicable securities laws of Canada, including National Policy 58-201 - Corporate Governance Guidelines and National Instrument 52-110 - Audit Committees (“NI-52-110”), (ii) the applicable securities laws of the United States, including under the U.S. Securities and Exchange Act of 1934 (the “Exchange Act”), and (iii) consideration of corporate governance trends in Canada and the United States.

Board of Directors and Committees

Board Composition

Our business and affairs are managed under the direction of our Board, which currently consists of nine (9) members. Each director is elected to serve until the close of the next annual meeting of shareholders of the Company or until his or her successor is duly elected or appointed. Our current by-laws provide that the number of directors may be determined by resolution of the Board. Mr. Wayne T. Boulais has announced his intention not to stand for election at this year’s Meeting. As a result, the Board has set the number of directors comprising the Board at eight (8) in accordance with the Company’s by-laws, effective immediately following completion of the Meeting.

Director Independence

Under the requirements of Nasdaq, independent directors must comprise a majority of our Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in NI 52-110 and Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will qualify as an “independent director” only if, in the opinion of that company’s board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that Wayne T. Boulais, Michael T. Ford, Denise E. Karkkainen, Shauna R. King, Todd W. Lillibridge, James (Jim) A. Lynch, Steven E. Parry, and Diana R. Rhoten, representing a majority of our directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, the listing requirements of Nasdaq and applicable securities laws of Canada. Kevin P. O’Meara is not considered independent because he is an employee of the Company. Our Board also determined that Ms. King, Mr. Boulais, Mr. Ford, Ms. Karkkainen and Mr. Lynch, who comprise our audit committee (“Audit Committee”), Mr. Lillibridge, Ms. Karkkainen and Mr. Parry, who comprise our compensation committee (“Compensation Committee”), and Ms. Karkkainen, Mr. Boulais, Mr. Lillibridge and Dr. Rhoten, who comprise our nominating and governance committee (“Nominating and Governance Committee”), satisfy the independence standards for those committees established by applicable rules and regulations of the SEC, the listing requirements of Nasdaq and applicable securities laws of Canada. John F. Elliott served as a director and as a member of our Compensation Committee and Nominating and Governance Committee until his resignation from the Board and all committees thereof in June 2020, and Christine E. McGinley served as a director and as a member of our Audit Committee and Nominating and Governance Committee until her resignation from the Board and all committees thereof in August 2020. The Board determined that each of Mr. Elliott and Ms. McGinley was “independent” in accordance with the standard set forth above during the time served on the Board. In making the above determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director and the transactions involving each non-employee director, if any, described in “Certain Relationships and Related Party Transactions.”

Board Mandate and Corporate Governance Guidelines

The Board is responsible for the stewardship of the Company which includes satisfying itself as to the integrity of the Chief Executive Officer and other executive officers, developing and adopting a strategic planning process, identifying the principal risks of the Company’s business and ensuring implementation of systems to manage these risks, overseeing the Company’s succession planning, adopting a communication policy, monitoring the Company’s internal control and management information systems, and developing the Company’s approach to corporate governance.

The Board has developed a written Board Mandate and Corporate Governance Guidelines, which is attached as Appendix A to this Proxy Statement.

Position Descriptions

The Board has developed written position descriptions for the Chair of the Board and the President and Chief Executive Officer. The Board has not developed separate written position descriptions for the chair of each committee of the Board. Instead, the Board has adopted written charters for each Board committee that outline the responsibilities of each committee chair. The position descriptions for the Chair of the Board and the committee charters are available on our website at www.dirtt.com/investors/governance.

Leadership Structure of the Board

Mr. Parry, an independent director, serves as the Chair of our Board. In that role, Mr. Parry presides over the executive sessions of the Board in which Mr. O’Meara, our Chief Executive Officer, does not participate. Mr. Parry also serves as a liaison to management on behalf of the independent members of the Board. Our Board has concluded that our current leadership structure is appropriate at this time. Our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Our Board may, from time to time, establish other committees to facilitate the management of our business. The following sections describe the composition and functions of each committee. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our Audit Committee consists of Shauna R. King, Wayne T. Boulais, Michael T. Ford, Denise E. Karkkainen, and James (Jim) A. Lynch. Ms. King is the chair of our Audit Committee. Our Board has determined that Mmes. King and Karkkainen and Messrs. Boulais, Ford and Lynch are independent under Nasdaq listing standards, Rule 10A-3(b)(1) of the Exchange Act and applicable securities laws of Canada.

Our Board has determined that each of Ms. King and Mr. Ford is an “audit committee financial expert” within the meaning of SEC regulations. Our Board has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The Board has adopted a written charter setting forth the responsibilities, powers and operations of the Audit Committee, which is available on our website at www.dirtt.com/investors/governance. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements related to financial reporting;

•	the qualifications, independence and performance of the Company’s independent auditor;

•	the review of internal controls and disclosure controls of the Company;

•	the accounting and financial reporting processes of the Company and audits of the Company’s financial statements;

•	the Company’s risk assessment and risk management policies, procedures and practices (including financial risks and risks related to information security, cyber security and data protection); and

•	any additional matters delegated to the Audit Committee by the Board.

The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to determine the compensation of such advisors. The Audit Committee meets at least four times annually. At each meeting, the Audit Committee receives reports from management regarding, among other things, risk exposures of the Company (including financial risks and risks related to information security, cyber security and data protection) and the steps management takes to monitor and control these exposures.

Compensation Committee

Our Compensation Committee consists of Todd W. Lillibridge, Denise E. Karkkainen and Steven E. Parry. Mr. Lillibridge is the chair of our Compensation Committee. Our Board has determined that Messrs. Lillibridge and Parry and Ms. Karkkainen are independent under the current rules and regulations of the SEC, Nasdaq listing standards and applicable securities laws of Canada. Each is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

The Board has adopted a written charter setting forth the responsibilities, powers and operations of the Compensation Committee, which is available on our website at www.dirtt.com/investors/governance. The Compensation Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•	the selection and retention of executive officers;

•	the compensation of executive officers;

•	the management of benefit plans for employees;

•	the selection, retention and compensation of other members of senior management as the Compensation Committee may identify from time to time; and

•	any additional matters the Board delegates to the Compensation Committee.

The Compensation Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to determine the compensation of such advisors. The Compensation Committee may delegate its authority to a subcommittee of the Compensation Committee. In assessing performance of executive officers (other than the CEO), the Compensation Committee considers the CEO’s review of those executive officers’ performance and recommendations regarding their compensation. The Compensation Committee meets at least twice annually.

The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to provide independent compensation consulting support. Meridian has provided information regarding our equity incentive plans, market information on compensation trends and practices and made compensation recommendations based on competitive data of a peer group of companies. Meridian is also available to perform special projects at the Compensation Committee’s request. Meridian provides analyses and recommendations that inform the Compensation Committee’s decisions but does not decide or approve any compensation actions. As needed, the Compensation Committee also consults with Meridian on other compensation-related matters, which for fiscal year 2020 included guidance on the Company’s equity incentive plans and review of market practices regarding severance and change of control arrangements. Meridian does not provide additional services to the Company or its affiliates outside of its service to the Compensation Committee . The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC and Nasdaq rules and concluded that Meridian’s work for the Compensation Committee does not raise any conflict of interest.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Denise E. Karkkainen, Wayne T. Boulais, Todd W. Lillibridge and Diana R. Rhoten. Ms. Karkkainen is the chair of our Nominating and Governance Committee. Our Board has determined that Ms. Karkkainen, Mr. Boulais Mr. Lillibridge and Dr. Rhoten are independent under the current rules and regulations of the SEC, Nasdaq listing standards and applicable securities laws of Canada.

The Board has adopted a written charter setting forth the responsibilities, powers and operations of the Nominating and Governance Committee, which is available on our website at www.dirtt.com/investors/governance. The Nominating and Governance Committee is responsible for assisting the Board in fulfilling its oversight responsibilities in relation to:

•	the Company’s overall approach to corporate governance;

•	the size, composition and structure of the Board and its committees;

•	the recommendation of nominees for election to the Board and its committees;

•	orientation for new directors and continuing education for existing directors;

•	related party transactions and other matters involving conflicts of interest;

•	corporate responsibility and sustainability, including environmental, social and other public issues of significance to the Company and its shareholders;

•	the process to evaluate the effectiveness of the Board and its committees; and

•	any additional matters the Board delegates to the Nominating and Governance Committee.

The Nominating and Governance Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to determine the compensation of such advisors. The Nominating and Governance Committee meets at least twice annually.

Director Term Limits and Other Mechanisms of Board Renewal

The Board has not established term limits for directors and believes such limits can result in the loss of valuable, experienced directors solely on the basis of age or length of service. Under the leadership of the Nominating and Governance Committee, an annual performance evaluation process is in place to ensure adequate Board renewal. This annual process evaluates the tenure and performance of individual directors and reviews the composition and effectiveness of the Board and its committees. Assessments include, among other things, a skills matrix that helps the Nominating and Governance Committee and the Board assess whether the Board possesses the appropriate experience, expertise and business and operational insight for the effective stewardship of the Company. The Nominating and Governance Committee also oversees an annual confidential evaluation of each director regarding his or her views on the effectiveness of the Board, its committees and the Chair. Recommendations resulting from the evaluation are also used to enhance Board composition and improve Board effectiveness. Recently, these Board renewal processes have resulted in the additions of Ms. King and Mr. Ford to the Board in 2020, and the additions of Dr. Rhoten and Mr. Lynch to the Board in 2021.

Director Skills Matrix

As discussed above, the Nominating and Governance Committee believes that our Board’s membership should represent a diversity of backgrounds, experience and skills. To this end, the Nominating and Governance Committee has established a skills matrix outlining the skills and experiences which they believe are most relevant for the Company. This process informs the Board’s succession planning process by identifying any gaps in the competencies required. The Nominating and Governance Committee reviews annually and updates as necessary the skills matrix.

Director	Tenure
Michael T. Ford	2020	✓	✓	✓	✓			✓	✓	✓			✓
Denise E. Karkkainen	2015	✓	✓	✓	✓	✓		✓			✓	✓	✓
Shauna R. King	2020	✓	✓	✓	✓	✓	✓		✓			✓
Todd W. Lillibridge	2017	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
James (Jim) A. Lynch	2021	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓
Kevin P. O’Meara	2018	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Steven E. Parry	2011	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓
Diana R. Rhoten	2021	✓	✓	✓	✓	✓			✓	✓	✓	✓	✓

Nomination of Directors

The Board is committed to a process of ongoing board development and renewal to ensure the Board as a whole, can add significant value to the current and long-term goals of the Company. The Nominating and Governance Committee is composed entirely of independent directors and is mandated by the Board to identify and assess potential Board candidates to fill perceived needs on the Board for required skills, expertise, independence and other factors. In reviewing potential nominees, the Nominating and Governance Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, the Nominating and Governance Committee considers each potential nominee’s (i) relevant experience, skills, qualifications and contributions, including to any Board committees on which the director may serve; (ii) past Board and committee meeting attendance and performance; (iii) length of Board service or service on boards of directors of other companies; (iv) personal and professional integrity; (v) independence under the standards of applicable securities laws and exchange rules; and (vi) responsibilities that would materially interfere with or be incompatible with Board membership. After reviewing the qualifications of potential Board candidates, the Nominating and Governance Committee presents its recommendations to the Board, which selects the final director nominees. The Company did not pay any fees to any third parties to identify or assist in identifying or evaluating the nominees for the Meeting.

The Nominating and Governance Committee considers shareholder nominees using these same criteria. Shareholders who wish to present a potential nominee to the Nominating and Governance Committee for consideration for election at a future annual meeting of shareholders must provide the Nominating and Governance Committee with notice of the recommendation and certain information regarding the candidate as described in our current by-laws and within the time periods set forth under the caption “Shareholder Proposals.”

Board Diversity

Our Nominating and Governance Committee and Board monitor governance developments in Canada and the United States, including those relating to diversity. We support the objectives of increasing diversity and, in particular, the representation of women on the Board and in executive officer positions.

To this end, the Company adopted a formal diversity and inclusion policy in 2019. The policy outlines the principles that guide the Board and Nominating and Governance Committee in considering director candidates and executive officer appointments. These principles include, among other things: directing independent advisors engaged to assist in recruitment efforts for board and executive officer positions to include diverse candidates generally and, in particular, require that at least 50% of the candidates presented for open board positions be qualified women and that a meaningful number of female candidates be presented for open executive officer positions; and that candidates will be considered on the basis of merit, while giving due consideration to diversity criteria.

The Nominating and Governance Committee and the Board are also responsible for establishing measurable objectives for achieving gender diversity and annually assessing the Company’s achievement against diversity objectives. The Board has established an objective to have 30% female representation on the Board by 2022. Currently, there are three women on the Board (representing 33% of the Board and 38% of director nominees), and two of four leadership roles on the Board are held by women. One of this year’s nominated directors is a racial minority.

The Company aims to have a meaningful representation of woman in executive officer positions; however, it has not established numeric targets for representation of women in executive officer positions at this time. We believe that a less formulaic approach, together with a rigorous search for qualified candidates, will best serve our needs. The Company believes it is paramount to maintain flexibility in the hiring process to ensure that the most qualified available candidates are selected based on the Company’s objectives and challenges. In identifying suitable candidates for executive officer positions, the Company will consider candidates on merit using objective criteria and with due regard for the benefits of diversity. Currently, there are two women in executive officer positions (representing 29% of executive officers).

We recognize the importance of diversity and believe that the Company is strengthened by advancing women in leadership roles. In this regard, we are actively reviewing our hiring, professional development and other business practices to ensure that they are effective in promoting diversity. By doing so, we believe our Board and executive officers will be armed with a broad range of perspectives, experience and expertise that is better positioned to provide effective stewardship and fulfill their duties to the Company, its employees and shareholders.

Director Attendance

The following table shows the record of attendance by incumbent directors at Board and committee meetings for the year ended December 31, 2020. Each director attended at least 75% of the aggregate of the meetings of the Board and meetings of the committees of which he or she was a member in our last fiscal year. The Board encourages all directors to attend the annual meeting of shareholders, if practicable. At the 2020 annual and special meeting of shareholders, four directors attended the meeting.

Director	Board	Audit Committee	Compensation Committee	Nominating and Governance Committee	Total Attendance
Wayne T. Boulais (1)	8/8	4/4	--	4/4	16/16
Michael T. Ford (2)	3/3	1/1	--	--	4/4

Denise E. Karkkainen	8/8	4/4	8/8	5/5	25/25

Shauna R. King (2)	3/3	1/1	--	--	4/4

Todd W. Lillibridge (1)	8/8	--	8/8	4/4	20/20

James (Jim) A. Lynch (3)	--	--	--	--	--

Kevin P. O’Meara	8/8	--	--	--	8/8

Steven E. Parry	8/8	--	8/8	--	16/16

Diana R. Rhoten (4)	--	--	--	--	--

(1)	Messrs. Boulais and Lillibridge each began to serve on the Nominating and Governance Committee effective July 7, 2020.
(2)	Mr. Ford and Ms. King each joined the Board and Audit Committee effective August 1, 2020.
(3)	Mr. Lynch joined the Board and Audit Committee effective March 19, 2021.
(4)	Dr. Rhoten joined the Board and Nominating and Governance Committee effective March 19, 2021.

The Board and its committees generally conduct in-camera sessions (i.e., executive sessions) during each meeting, at which no executive directors or members of management are present. The in-camera sessions are intended to encourage the Board and its committees to fully and independently fulfill their mandates or charters and to facilitate the performance of the fiduciary duties and responsibilities of the Board and its committees on behalf of shareholders.

Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding Company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the related risks and discusses with management the appropriate level of risk for the Company. Each of our Board committees also oversees the management of risk that falls within that committee’s areas of responsibility. For example, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor and mitigate potential risk exposure. In providing such oversight, the Audit Committee may also discuss such processes and controls with our independent registered public accounting firm. The Compensation Committee likewise assists the Board in fulfilling its risk oversight responsibilities associated with, among other things, compensation program design by reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us. The Nominating and Governance Committee assists the Board with, among other things, oversight of risk management relating to corporate governance, Board organization and Board membership.

Orientation and Continuing Education

The Nominating and Governance Committee develops and oversees the execution of orientation and continuing education programs for new and existing directors of the Company. Orientation programs utilized to on-board new directors are tailored to the needs and areas of expertise of the individual and focus on providing new directors with:

•	information about the duties and obligations of directors;

•	information about the Company’s business and operations;

•	the expectations of directors;

•	opportunities to meet with management and tour Company facilities; and

•	access to relevant documents from recent Board meetings.

These programs are aimed to inform directors as to matters affecting, or that may affect, the Company’s strategies, major risks and operations and to keep directors informed and updated regarding their duties and obligations as directors.

Compensation Committee Interlocks and Insider Participation

Mr. Lillibridge, Mr. Parry and Ms. Karkkainen served on our Compensation Committee during the last year. None of the members of the Compensation Committee is currently or has been at any time an officer or employee of the Company. None of our executive officers currently serves, or has served during the last year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Code of Ethics, Insider Trading Policy and Other Corporate Policies

The Company has adopted a Code of Ethics for its directors, officers, and employees. The Code of Ethics addresses, among other things, conflicts of interest, honest and ethical conduct, the full, fair, accurate, timely and understandable disclosure in periodic reports and other public documents, compliance with applicable laws, rules and regulations (including insider trading laws) and the reporting of violations of the Code of Ethics. All directors, officers, and employees are required to report violations of the Code of Ethics in accordance with the procedures set forth therein and in the Company’s Integrity Policy (i.e., whistleblower policy). The Integrity Policy also promotes, among other things, the disclosure and reporting of any questionable accounting or auditing matters, fraudulent or misleading financial information, and any allegations of misconduct involving Board members or executive officers. The Audit Committee will periodically review the Code of Ethics and oversee its enforcement. A copy of our Code of Ethics can be found on our website at www.dirtt.com/investors/governance and on SEDAR at www.sedar.com.

Each director must disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest. In addition, the director must recuse himself or herself from any discussion or decision on any matter in which the director is precluded from voting as a result of a conflict of interest. Directors, officers, employees and contractors are encouraged to terminate any relationship or interest that gives rise to a conflict of interest that cannot be resolved. In addition, directors, officers, employees and contractors are encouraged to disclose all opportunities to dispose of conflicting interests before any difficulty arises.

The Nominating and Governance Committee will make recommendations to the Board regarding all proposed related party transactions and situations involving any potential conflict of interest that is not required to be dealt with by an “independent special committee” pursuant to applicable securities regulations or other governing laws.

We have also developed and adopted an insider trading policy for our directors, officers, employees, and contractors (the “Insider Trading Policy”). The Insider Trading Policy promotes proper trading practices in our Common Shares in accordance with applicable securities regulations or other governing laws.

Short-Sales and Hedging Transactions

Pursuant to the Company’s Insider Trading Policy, all directors, officers and other employees of the Company or any of its subsidiaries, along with their spouses, all other members of their household and entities or trusts that are controlled by any such individual, are prohibited from (i) making any short sales of any securities of the Company, (ii) engaging in transactions involving Company-based derivative securities (other than equity-based compensation), or (iii) otherwise engaging in any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common shares, including through prepaid variable forward contracts and exchange funds. “Short sales” are sales of securities that the seller does not own at the time of the sale or, if owned, that will not be delivered within 20 days of the sale. It is illegal for directors and executive officers (including each individual subject to reporting under Section 16 of the U.S. Exchange Act of the Company) to sell the Company’s securities short, and it is against the Company’s Insider Trading Policy for its preclearance group or for any individuals subject thereto to sell the Company’s securities short. “Derivative securities” are options, warrants, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as the Company’s common shares. This prohibition includes, but is not limited to, trading in Company-based option contracts, transacting in variable forward contracts, equity swaps, straddles or collars, hedging, and writing puts or calls. Nevertheless, holding and exercising options, deferred share units, performance share units, restricted stock units or other derivative securities granted under an equity-based compensation or incentive plan of the Company are not prohibited by the Company’s Insider Trading Policy applicable to its preclearance group.

Board Shareholder Communication and Engagement Policy

The Board, acting on the recommendation of the Nominating and Governance Committee, has adopted a Board Shareholder Communication and Engagement Policy to promote open and sustained dialogue with the Company’s shareholders. The policy is consistent with the Company’s policies and its obligations to provide timely disclosure and maintain effective disclosure controls and procedures. A copy of our Board Shareholder Communication and Engagement Policy can be found on our website at www.dirtt.com/investors/governance.

As part of our commitment to ongoing shareholder communication and engagement, the Company communicates with our shareholders through a variety of channels, including quarterly and annual disclosure, earnings conference calls, presentations at investor and industry conferences, news releases and our website. Details of our quarterly conference calls and other investor-related information are posted at the Company’s website at www.dirtt.com/investors.

We encourage our shareholders to contact the Board to discuss our approach to executive pay, corporate performance and governance. All shareholder communications intended for the Board will be received and processed by the Company’s general counsel’s office, where they will be reviewed and forwarded to the Chair of the Board with a recommendation about whether and how to respond to the communications. The Chair of the Board will determine whether and how the communication should be addressed. Any engagement with shareholders will be subject to compliance with the Company’s communications policies and all applicable laws, including those regarding selective disclosure. Shareholders may address communications to Board members as follows:

Email: legal@dirtt.com

DIRTT Environmental Solutions Ltd.

7303 30th Street S.E.

Calgary, Alberta

Canada T2C 1N6

Attention: General Counsel

EXECUTIVE OFFICERS

Our current executive officers and their respective ages and positions as of the Record Date are set forth in the following table. Biographical information regarding each executive officer (other than Mr. O’Meara) is set forth following the table. Biographical information for Mr. O’Meara is set forth above under “Proposal No. 1—Election of Directors.”

Name	Age	Position
Kevin P. O’Meara	56	President, Chief Executive Officer and Director
Geoffrey D. Krause	51	Chief Financial Officer
Jeffrey A. Calkins	61	Chief Operating Officer
Mark C. Greffen	48	Chief Technology Officer
Lindsay R. Gusso	41	Chief Human Resources Officer
Charles R. Kraus	45	Senior Vice President, General Counsel and Corporate Secretary
Jennifer L. Warawa	44	Senior Vice President, Chief Commercial Officer

Biographical Information of Executive Officers

Geoffrey D. Krause has served as our Chief Financial Officer since June 2018. Prior to joining DIRTT, Mr. Krause served as the Chief Financial Officer of Pure Technologies Ltd, a company that developed and managed innovative technologies for critical infrastructure, from 2014 to 2018 before it was acquired by Xylem Inc. From 2010 to 2014, he served as Vice President, Internal Reporting of Tervita Corporation. Mr. Krause holds a Bachelor of Administration degree with distinction from the University of Regina and is a Chartered Professional Accountant (Chartered Professional Accountants Alberta).

Jeffrey A. Calkins has served as our Chief Operating Officer since March 2019, having served as our interim Chief Operating Officer from January 2019 until he was named to the role permanently. Prior to joining DIRTT, Mr. Calkins was a Principal Partner and the President of Manufacturing Resources, Inc., an interim management and consulting firm, from 2001 to 2019. Mr. Calkins holds a Master of Science degree in Industrial Administration and a Bachelor of Science degree in Industrial Engineering from Purdue University.

Mark C. Greffen has served as our Chief Technology Officer since June 2019. Mr. Greffen has been an employee of DIRTT since our formation, and he previously served as the Senior Vice President, Software Development from January to June 2019, as the Director of Technology from 2014 to 2019, and as the Director of Strategic Development from 2000 to 2014. In this position, Mr. Greffen led the development and implementation of ICE Software and oversaw the development of automated information flow for factory production. He holds a Bachelor of Commerce, Entrepreneurial Management degree from Royal Roads University and a Mechanical Engineering Technology diploma from Camosun College.

Lindsay R. Gusso has served as our Chief Human Resources Officer since April 2020. Ms. Gusso previously served in various capacities at Fluor Corporation (“Fluor”), a global engineering, procurement, construction and project management company (NYSE: FLR), from 2006 to 2020. At Fluor, she served as the Regional Canadian HR Director from 2019 to 2020, the HR Director, Global Construction and Fabrication from 2017 to 2019, the Senior Manager, Human Resources from 2015 to 2017 and the Senior Manager, Talent Development from 2011 to 2015. Ms. Gusso has a Bachelor of Arts from the University of Calgary and a Project Management Professional certification from the Project Management Institute.

Charles R. Kraus has served as our Senior Vice President, General Counsel and Corporate Secretary since March 2020. Prior to joining DIRTT, Mr. Kraus served as the Executive Vice President, General Counsel and Corporate Secretary of Bellatrix Exploration Ltd. (“Bellatrix”) (NYSE/TSX: BXE) from 2014 to 2020. From 2011 to 2014, Mr. Kraus served as the Vice President, General Counsel and Corporate Secretary of Lone Pine Resources Inc. (“Lone Pine”) (NYSE/TSX: LPR). Prior thereto, Mr. Kraus was in private practice for 10 years, most recently with the Calgary office of Stikeman Elliott LLP, where he focused on cross-border public and private capital market transactions, mergers and acquisitions and corporate governance. Mr. Kraus holds a Bachelor of Arts degree in Social Science from University of Northwestern – St. Paul and a Juris Doctorate degree from Mitchell Hamline School of Law.

Jennifer L. Warawa has served as our Senior Vice President, Chief Commercial Officer since September 2019. Ms. Warawa previously served in various capacities at Sage Group plc (“Sage”), a global supplier of accounting and business management software, from 2008 to 2019. At Sage, she served as the Global Executive Vice President - Partners, Accountants & Alliances from 2017 to 2019, the Global Executive Vice President, Product Marketing from 2016 to 2017, the Global Vice President, Product Marketing from 2015 to 2016, and Vice President & General Manager from 2013 to 2015. Ms. Warawa currently serves on the board of directors of two non-profit organizations, Connections Homes and Metabridge. Ms. Warawa completed the Strategic Marketing Management Program at Harvard Business School.

Legal Proceedings

Other than as described below, none of the Company’s executive officers have been involved in any legal proceedings requiring disclosure under U.S. federal securities laws.

Mr. Kraus was an officer of Lone Pine, an oil and natural gas company, from September 2011 until September 2014. On September 25, 2013, Lone Pine commenced proceedings in the Court of Queen’s Bench of Alberta under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) and ancillary proceedings under Chapter 15 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. On January 31, 2014, Lone Pine completed its emergence from creditor protection under the CCAA and Chapter 15 of the United States Bankruptcy Code. Mr. Kraus was an officer of Bellatrix, an oil and natural gas company, from September 2014 until March 2020. On October 2, 2019, Bellatrix commenced proceedings in the Court of Queen’s Bench of Alberta under the CCAA.

EXECUTIVE COMPENSATION

As an “emerging growth company,” we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. These reporting obligations extend only to our “named executive officers” or “NEOs,” who are the individuals who (i) served as our principal executive officer, (ii) our two other most highly compensated executive officers other than the principal executive officer, and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as one of our executive officers during the last completed fiscal year. For the fiscal year ended December 31, 2020, our NEOs were:

Name	Principal Position

Kevin P. O’Meara	President and Chief Executive Officer

Jennifer L. Warawa	Chief Commercial Officer

Geoffrey D. Krause	Chief Financial Officer

The disclosure in this “Executive Compensation” section pertains to the compensation earned or paid to our NEOs for the fiscal year ended December 31, 2020, and to select decisions with respect to the current fiscal year.

Implementation of Best Practices

In 2021, the Company amended its Executive Share Ownership Guidelines to include the retention of shares underlying equity incentive awards granted by the Company. This is in addition to the Incentive Recoupment Policy (“Clawback Policy”) implemented in 2020, and the prohibition against short-sales, hedges or pledges of the Company’s securities, or engaging in transactions involving the Company-based derivative securities, as set out in the Company’s Insider Trading Policies. The Company also conducts an annual compensation risk assessment to identify and address risks in the Company’s compensation practices.

Executive Share Ownership Guidelines

We believe our executive officers should have a meaningful ownership stake in DIRTT to underscore the alignment of executive officer and shareholder interests and to encourage a long-term perspective. Accordingly, the Board has adopted share ownership and retention guidelines for our executive officers as follows:

Position	Minimum Ownership Guidelines (Dollar Value of Shares)

Chief Executive Officer	5x Base Salary

Other Section 16 executive officers reporting to the Chief Executive Officer	1x Base Salary

Our executive officers are encouraged to retain 50% of the net Common Shares they acquire upon the vesting or exercise of any equity incentive awards they receive from us, after deducting the number of Common Shares that would be needed to pay applicable taxes and/or exercise price, until they meet the applicable share ownership guideline. The Compensation Committee annually reviews the status of compliance with the Executive Share Ownership Guidelines.

Clawback Policy

On February 25, 2020, the Board adopted the Clawback Policy to permit the Company to recover certain incentive compensation paid to our executives, including our NEOs, in the event of a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirements under applicable securities laws that the Board or a committee thereof determines is due in whole or in part to fraud or intentional misconduct by such executive(s). Pursuant to the Clawback Policy, the Company may recoup any cash, equity, or equity-based compensation received by our executives under any of the Company’s incentive plans.

2020 Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers during the fiscal years ended December 31, 2020 and December 31, 2019, as applicable. All amounts in this table and the accompanying footnotes, other than certain amounts reported in the “All Other Compensation” column, for Mr. O’Meara and Ms. Warawa were originally paid in U.S. dollars. All amounts in this table and the accompanying footnotes paid to Mr. Krause were originally paid in Canadian dollars. All amounts in this table and the accompanying footnotes that were originally paid in Canadian dollars have been converted to U.S. dollars for purposes of this table using the daily average exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2020 of CAD $1.2753 = U.S. $1.00. All amounts in this table and the accompanying footnotes pertaining to 2019 compensation paid in Canadian dollars have also been converted to U.S. dollars using the December 31, 2020 exchange rate of CAD $1.2753 = U.S. $1.00. See “Narrative Disclosure to Summary Compensation Table—Base Salary” for more information regarding the Company’s use of a different exchange rate for payroll purposes only.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Kevin P. O’Meara President and Chief Executive Officer	2020	500,000	175,000	703,553	-	372,500	-	1,751,053
	2019	500,000	-	-	-	-	86,457	586,457
Jennifer L. Warawa Chief Commercial Officer	2020	375,000	121,500	364,917	-	98,438	-	959,855
	2019	126,420	290,137	-	359,629	50,568	-	826,754
Geoffrey D. Krause Chief Financial Officer	2020	318,552	55,712	335,032	-	104,645	15,927	829,868
	2019	290,781	156,826	301,052	233,621	-	14,366	996,646

(1)

Amounts in this column represent (a) for Mr. O’Meara, an NEO supplemental bonus of $175,000 for achievement of certain performance objectives; (b) for Ms. Warawa, a one-time signing bonus of $240,000 upon commencement of her employment in August 2019 and a cash incentive of $50,137 for 2019 and $121,500 for 2020 for achievement of certain performance objectives; and (c) for Mr. Krause, a $156,826 discretionary bonus on completion of the Company’s listing on the Nasdaq in September 2019 and an NEO supplemental bonus of $55,712 in 2020 for achievement of certain performance objectives.

(2)

Amounts in this column represent the aggregate grant date fair value of the time-based and performance-based restricted share units (“RSUs”) granted under our Long Term Incentive Plan (“LTI Plan”), calculated in accordance with FASB ASC Topic 718 using the trading price of the Common Shares as reported on the TSX on the grant date, disregarding estimated forfeitures. For a discussion of valuation assumptions, see Note 15 included under Stock-Based Compensation in our Consolidated Financial Statements for the year ended December 31, 2020 filed on Form 10-K.

(3)

Amounts in this column represent the aggregate grant date fair value of stock options granted under our former Stock Option Plan (the “Option Plan”), computed in accordance with FASB ASC Topic 718. The value ultimately realized upon the exercise of the stock option may or may not be equal to this determined value. For a discussion of valuation assumptions, see Note 14 included under Stock-Based Compensation in our Consolidated Financial Statements for the year ended December 31, 2020 filed on Form 10-K.

(4)

Amounts within this column for the 2020 year for Mr. Krause include matching under the Company’s Amended and Restated Employee Share Purchase Plan (“ESPP”). See “Narrative Disclosure to Summary Compensation Table—All Other Compensation” for a description of any amounts included in this column for 2020 and deemed material pursuant to Item 402(o)(7) of Regulation S-K.

Narrative Disclosure to Summary Compensation Table

CEO Realizable Compensation

The table below sets forth Mr. O’Meara’s realizable compensation in U.S. dollars on each of December 31, 2019 and December 31, 2020 as compared to both his target compensation and awarded compensation for the applicable fiscal year. Mr. O’Meara’s realizable compensation for each of the 2019 and 2020 fiscal years was calculated based on the actual value of the compensation received by him in each year, including salary, actual bonus payout for such year under the Variable Pay Plan (the “VPP”), and the value (using the December 31, 2020 price of Common Shares) of time- and performance-based RSU awards received by Mr. O’Meara in such year.

Mr. O’Meara’s 2019 realizable compensation was $500,000 less than his 2019 target compensation due to the lack of bonuses paid for 2019 performance under the VPP. He did not receive an equity award in 2019 given the one-time option grant in 2018. Mr. O’Meara’s 2020 realizable compensation is $895,500 lower than his 2020 target compensation due to a reduced bonus paid for 2020 performance under the VPP, and reduced value of performance-based RSUs given the performance hurdles. His 2020 Summary Compensation Table compensation is approximately $924,000 lower than target compensation due to the reduced bonus paid under the VPP and reduced RSU grant values due to COVID-19 uncertainty.

We believe the differential between Mr. O’Meara’s target and realizable compensation reflects the effectiveness of our compensation programs at aligning executive compensation with Company performance and shareholder returns.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs. In determining base salaries, the Board also takes into account each NEO’s knowledge of the industry and the financial resources of the Company. The Board believes that the base salaries of our NEOs are competitive to those that are received by comparable officers with comparable responsibilities in similar companies. Effective May 1, 2019, NEO salaries were revised and restated in U.S. dollars to align the compensation and eliminate inequities amongst the executive team. Canadian NEOs were given a one-time option to be paid in Canadian dollars at an exchange rate of CAD $1.25 = U.S. $1.00. Mr. Krause agreed to continue to be paid in Canadian dollars at such exchange rate. No adjustments were made to NEO salaries in 2020.

Short-Term Incentive Plan

We provide short-term cash incentives to our NEOs through the VPP. The 2020 VPP was constructed so that a person’s variable pay is tied to company-wide and departmental performance, placing the emphasis on company-wide results and team work. The annual variable pay potential for each NEO represents a meaningful amount of additional compensation to act as a strong incentive to achieve our financial goals, while being fiscally prudent for the Company. For 2020, opportunities under the VPP ranged from 0% to 150% of base salary actually paid during the calendar year, with straight line interpolation between levels.

Name	2020 Threshold (% of Base Salary)	2020 Target (% of Base Salary)	2020 Maximum (% of Base Salary)

Kevin P. O’Meara	0%	100%	150%
Jennifer L. Warawa	0%	50%	75%
Geoffrey D. Krause	0%	50%	75%

The Board-approved metrics under the 2020 VPP were 50% financial targets and 50% strategic/team performance targets. The proactive shift from purely financial targets to including performance targets was based on the recognition that the COVID-19 pandemic would have unprecedented impacts on the Company’s business and financial results. The financial targets were Revenue, Adjusted EBITDA (net of VPP) and ending cash (net of debt), weighted at 75%, 10% and 15%, respectively.

The Board approved performance targets for each NEO, which formed the basis of broader employee goals in their respective departments:

●

the approved CEO performance objectives were based in part on the performance of other NEOs and in part on other individual goals set with the Board, including development of COVID-19 policies and protocols to ensure employee health and wellness, and reducing the Company’s total recordable injury frequency (“TRIF”) below Bureau of Labor Statistics (“BLS”) standards;

●

the approved performance objectives for Ms. Warawa included achieving targeted sales levels recruiting sales personnel and new distribution partners in key market areas and developing strategic marketing campaigns and lead generation capabilities to increase customer engagement; and

●

Mr. Krause’s approved performance objectives included management of the Company’s liquidity, completion of the revised loan agreement and securing equipment leasing facilities, and enhanced forecasting accuracy.

Under the terms of the VPP, for participants to earn threshold, target, or maximum amounts under the financial targets of the VPP, the Company’s Revenue, Adjusted EBITDA (net of VPP) and ending cash balance (net of debt) were required to achieve the following performance goals:

	Threshold	Target	Maximum
Revenue	$200.0 million	$230.0 million	$260.0 million
Adjusted EBITDA (net of VPP)	($11.0 million)	$5.2 million	$24.1 million
Ending cash (net of debt)	$10.2 million	$22.7 million	$50.0 million

If the Company’s Revenue, Adjusted EBITDA (net of VPP) and ending cash balance (net of debt) fell between the threshold and target performance goals or between the target and maximum performance goals, then the Company used linear interpolation to determine the amount of the bonuses earned by participants under the VPP.

As used herein, “Revenue” means the Company’s total revenue from all sources determined in accordance with U.S. GAAP, as reported in the Company’s publicly filed financial statements for the 2020 fiscal year. As used herein, “Adjusted EBITDA” means earnings (before loss) before interest, taxes, depreciation and amortization, plus or minus (as appropriate) to exclude the impact of: non-cash foreign exchange gains or losses; gains or losses on disposal of property, plant and equipment and intangible assets; write-off of property, plant and equipment and intangible assets; non-cash stock-based compensation expense; government subsidies; and reorganization costs; and other non-recurring gains or losses, as reported in the Company’s publicly-filed financial statements for the 2020 fiscal year. Adjusted EBITDA (net of VPP) excluded our provision for VPP, while ending cash (net of debt) excluded long-term debt and government subsidies, and was specifically subject to adjustment for certain incremental capital expenditures related to the continued construction of our Rock Hill, South Carolina manufacturing facility should the Board approve such expenditures following initial VPP targets being set.

For 2020, we reported Revenue of $171.5 million; Adjusted EBITDA (net of VPP) of ($3.6) million, which was calculated as our Adjusted EBITDA of ($7.2) million plus our VPP provision of $3.6 million; and ending cash (net of debt) of $37.0 million, which was calculated as $45.8 million ending cash less $5.8 million of long-term debt and $11.0 million of government subsidies, plus $7.3 million of Board-approved incremental capital expenditures related to our Rock Hill, South Carolina manufacturing facility. Revenue was below threshold, Adjusted EBITDA (net of VPP) was between threshold and target and ending cash (net of debt) was above target. The Board assessed each NEO’s performance against their respective strategic/team objectives. The Board-approved VPP payout was as follows:

Name	Financial Metrics	Performance Metrics	VPP Payout as a % of Target
Kevin P. O’Meara	24%	125%	74.5%
Jennifer L. Warawa	24%	81%	52.5%
Geoffrey D. Krause	24%	107%	65.5%

Ms. Warawa is entitled to an additional annual cash incentive for each of 2019, 2020 and 2021 of up to $150,000 based on the achievement of performance objectives mutually agreed upon between Ms. Warawa and the President and Chief Executive Officer. For 2020, the performance objectives were the same as those established under the VPP. The Board approved an 81% payout on performance targets for the year.

NEO Supplemental Bonus Program

For 2020, given the significant importance of maintaining liquidity through the year as a result of the uncertainty created by COVID-19 impacts, the Board approved an NEO Supplemental Bonus Program for Kevin O’Meara and Geoffrey D. Krause, with target opportunities of 35% and 17.5%, respectively, of base salary. NEO performance was measured against the objective of proactive management of the Company’s liquidity through 2020.

In assessing performance, the Board noted that the Company had an ending cash balance for the year of $45.8 million, inclusive of proceeds from equipment leasing facilities which resulted in $5.1 million of long-term debt, despite COVID-19 and the related decline in sales activity. On that basis, the Board determined that the NEOs had met their objective and approved a payout of 100% of the target bonus. The approved bonus as a percentage of base salary was 35% for Mr. O’Meara and 17.5% for Mr. Krause.

Long-Term Incentive Awards

In addition to the short-term incentive plan, our NEOs are eligible to receive annual awards of long-term equity incentives under our LTI Plan.

For 2020, target long-term incentive awards for our NEOs were as follows:

Name	2020 Target Long-Term Incentive Value (% of Base Salary)
Kevin P. O’Meara	300%

Jennifer L. Warawa	145%

Geoffrey D. Krause	145%

NEOs have historically been awarded stock options (under the Option Plan) and performance share units (“PSUs”) (under the former performance share unit plan (“PSU Plan”)). In 2020, following shareholder approval of our LTI Plan at the 2020 meeting of shareholders, the Company diversified away from solely stock options and PSUs, instead granting time-based and performance-based RSUs under our LTI Plan.

The Company’s share price at the time of grant was believed to be a temporary low as a result of the start of the COVID-19 pandemic. Grants were therefore adjusted to account for the temporary decline in value by using a higher share price of $2.25 or CAD$3.00, rather than current share price, in determining the number of RSUs to be awarded to each NEO, thereby resulting in grant values that were approximately 65% of their original full targets. In addition, due to the COVD-19 market uncertainty, only time-based RSUs were granted to executive officers (other than the CEO); however, performance-based RSUs have been granted to all executive officers for 2021. See “Narrative Disclosure to Summary Compensation Table - 2021 Compensation Decisions” for additional information.

Ms. Warawa and Mr. Krause’s 2020 equity awards consisted entirely of time-based RSUs, and Mr. O’Meara’s 2020 equity awards consisted of 60% time-based RSUs and 40% performance-based RSUs. The time-based RSUs vest ratably over a three-year period, while the performance-based RSUs cliff vest at the end of three years based on the achievement of share price performance targets. In particular, the performance-based RSUs vest as to 50% when the price of Common Shares on the TSX is CAD $3.00 for 20 consecutive trading days, 100% when the price of Common Shares on the TSX is CAD $4.00 for 20 consecutive trading days, and 150% when the price of Common Shares on the TSX is $6.00 for 20 consecutive trading days. No performance-based RSUs vest if the price of Common Shares on the TSX is not CAD $3.00 for 20 consecutive trading days, and there is no interpolation between the threshold, target and maximum levels.

The grant date fair value calculated in accordance with FASB ASC Topic 718 of each equity award granted during 2020 is reported above in the Summary Compensation Table.

LTI Plan

The following table sets out the key features of our LTI Plan.

Eligibility	∎ Granted at the discretion of the Board to directors, officers, employees, consultants, and other persons.

Type of Awards Authorized for Issuance

∎  Options (including incentive stock options intended to qualify as such under section 422 of the Internal Revenue Code), share appreciation rights, restricted share units, restricted shares, dividend-equivalent rights in conjunction with the grant of restricted share units, vested share awards, other share-based awards and cash awards.

Number of Awards Issued Under the Plan

∎  As of December 31, 2020, there are 2,614,066 RSUs (including RSUs that vest based on time and performance) outstanding under the LTI Plan, having underlying Common Shares representing approximately 3.09% of the issued and outstanding Common Shares, and there are 4,085,093 Common Shares reserved and available for issuance under the LTI Plan.

Plan Limits

∎  Awards may be issued in such numbers as the Board may determine, subject to the below limitations.

∎  The maximum number of Common Shares that may be reserved and available for issuance under the LTI Plan is 5,850,000 plus the number of Common Shares subject to stock options previously granted under the Option Plan that, following May 22, 2020, expire or for any reason are cancelled or terminated without having been exercised in full.

∎  The maximum number of Common Shares underlying or relating to awards which may be granted to a participant in a calendar year may not exceed 10% of the total issued and outstanding Common Shares.

∎  Under the LTI Plan and any other security-based compensation arrangement, the maximum number of Common Shares issuable to insiders pursuant to outstanding awards at any time may not exceed 10% of the total issued and outstanding Common Shares.

∎  Under the LTI Plan and any other security-based compensation arrangement, the maximum number of Common Shares issued to insiders in any one year period may not exceed 10% of the total issued and outstanding Common Shares.

∎  The aggregate number of Common Shares issuable pursuant to outstanding awards to non-employee directors will be limited to 1% of the total issued and outstanding Common Shares provided that the value of all stock options issuable in any one year period under the LTI Plan to any one non-employee director may not exceed CAD $100,000, and the value of all awards issuable in any one year period may not exceed CAD $150,000 (excluding awards taken in lieu of cash fees or a one-time initial grant upon joining the board).

Vesting

∎  The minimum vesting period is one year after the date of grant; provided, however, that (i) the Compensation Committee may grant awards with a vesting schedule that provides for full or partial vesting less than one year after the date of grant so long as such awards do not constitute more than 5% of the number of Common Shares available for issuance under the LTI Plan, (ii) awards may vest upon death, termination of employment or a change of control, and (iii) this limitation will not apply to certain awards granted in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines.

Change of Control

∎  In the event of a change of control, if the successor entity does not assume the outstanding awards or substitute similar awards on the same terms and conditions as the original awards, the vesting of all outstanding awards will be accelerated in full with effect immediately prior to the change of control (vesting for performance-based awards will be measured and calculated assuming target performance was achieved).

Amendments

∎  The Board may amend, alter, suspend, discontinue or terminate the LTI Plan or any award without the consent of any shareholder, participant, holder or beneficiary of an award or other person, provided that such amendment, alteration, suspension, discontinuation or termination does not impair the rights of a participant, holder or beneficiary (subject to the Company’s rights to adjust awards in connection with certain recapitalizations, restructurings, and related transactions).

∎  The Board may amend the LTI Plan without shareholder approval as follows: (i) amendments for the purpose of curing any inconsistency, ambiguity, error, or omission in the LTI Plan or award, (ii) as necessary to comply with applicable laws, (iii) amendments of a “housekeeping” nature, (iv) amendments intended to comply with changes in tax or regulatory requirements, or (v) a change to the termination provisions of awards which does not entail an extension beyond the original expiry date of such award.

∎  Shareholder approval is required for any amendment that would (i) increase the total number of Common Shares available for awards under the LTI Plan, (ii) amend any outstanding option or share appreciation right to reduce its exercise price, extend its term beyond the original term set forth in the applicable award agreement or take any other action that would be considered a repricing under the applicable stock exchange listing standards, (iii) remove or exceed the insider participation limits, (iv) increase the non-employee director compensation limits, (v) have the effect of amending the section of the LTI Plan that enumerates what actions require approval of shareholders, (vi) modify or amend the provisions of the LTI Plan in any manner that would permit awards to be transferable or assignable in a manner other than as currently provided in the LTI Plan, (vii) change eligible Participants under the LTI Plan, which would have the effect of broadening or increasing insider participation, or (viii) otherwise cause the LTI Plan to cease to comply with any tax or regulatory requirement.

General

∎  Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any award, other than an award of fully vested shares, except by will or the laws of descent or by the designation of a beneficiary.

∎  All awards are subject to any written clawback policy of the Company adopted from time to time.

Stock Options

The Company’s Option Plan was replaced by the LTI Plan approved in May 2020. Any future option awards will be made under the LTI Plan. The following table sets out the key features of the former Option Plan and the stock options awarded thereunder.

Eligibility	∎ Granted at the discretion of the Board to directors, officers, employees, consultants, and other persons.

Number of Securities Issued Under the Plan

∎  As of December 31, 2020, there are 4,774,328 stock options outstanding under the Option Plan, representing approximately 5.64% of the issued and outstanding Common Shares. There are no unallocated stock options available for issuance under the Option Plan.

Plan Limits

∎  Stock options may be granted in such numbers as the Board may determine.

∎  The aggregate number of Common Shares that may be reserved for issuance under the Option Plan, together with any Common Shares reserved for issuance under any other share compensation arrangements, must not exceed 10% of the issued and outstanding Common Shares (on a non-diluted basis).

∎  The number of Common Shares, when combined with any other share compensation arrangements, issuable (or reserved for issuance) to “insiders” of the Company and their associates and affiliates may not exceed 10% of the issued and outstanding Common Shares (on a non-diluted basis), at any time and no more than 10% of the issued and outstanding Common Shares may be issued under the Option Plan or pursuant to any other share compensation arrangements to “insiders” of the Company within any one-year period.

∎  The issuance of Common Shares to any one participant, when combined with any other share compensation arrangements, may not exceed 10% of the issued and outstanding Common Shares (on a non-diluted basis).

∎  Non-executive director participation in the Option Plan may not exceed more than CAD $100,000 based on the grant date.

Exercise Price

∎  The exercise price of stock options shall not be less than the “fair market value” of the Common Shares at the date of granting such stock option. For purposes of the Option Plan, “fair market value” means the weighted average price of the Common Shares on the TSX for the five trading days prior to the date on which the stock option is granted.

Vesting	∎ Stock options vest in three equal installments on each of the first three grant date anniversaries.

Term

∎  The term and expiry date of the stock options granted is determined at the discretion of the Board at the time of granting of the stock options, provided that the expiry is no later than the fifth anniversary of the grant date.

Change of Control

∎  In the event of a change of control, if the surviving, successor or acquiring entity does not assume the outstanding stock options, or if the Board otherwise determines in its discretion, all outstanding stock options are deemed to be vested and shall expire immediately prior to termination of the Option Plan, unless otherwise exercised, forfeited, or cancelled prior to termination of the Option Plan.

Amendments

∎  The Board has the ability to amend the Option Plan or any stock option outstanding thereunder without seeking shareholder approval, subject to applicable law. Such changes include, without limitation: (i) minor changes of a “housekeeping nature”; (ii) amending the vesting provisions of existing stock options; and (iii) changing the termination provisions of any stock option, provided it does not entail an extension beyond the original expiry date of such stock option or beyond five years from its grant date.

∎  Shareholder approval is required for the following amendments: (i) increasing the number of Common Shares reserved for issuance under the Option Plan; (ii) reducing the exercise price of a stock option; and (iii) any amendment to the amendment provisions of the Option Plan.

General

∎  Stock options are not transferable or assignable.

∎  No financial assistance is provided by the Company to facilitate the purchase of Common Shares under the Option Plan to the participants to whom such stock options have been granted.

PSU Plan

The Company’s PSU Plan was replaced by the LTI Plan approved in May 2020. Any future PSU awards will be made under the LTI Plan.

Pursuant to the former PSU Plan and the award agreements thereunder, PSUs vest (if at all) on the third anniversary of the date of grant and payouts are subject to a performance multiplier ranging from 0% to 200% based on a combination of absolute and relative performance measures as established by the Board. For PSUs awarded in 2018, the performance measures were Adjusted EBITDA and relative TSR, weighted 75% and 25% respectively. For PSUs awarded in 2019, the performance measures were Revenue and Adjusted EBITDA, each weighted 50%.

The PSUs awarded in 2018 and 2019 under the PSU Plan shall payout at 0% if actual performance equals or is lesser than the minimum performance goals established and at 100% if target performance goals are achieved. If maximum performance goals are met, the 2019 PSUs shall payout at 200%. If actual performance falls between minimum and target performance or target and maximum performance, then the number of the PSUs that will be paid out will be calculated using straight-line interpolation. Performance measures and award payouts may be adjusted above or below the initial grant value at the time of vesting to reflect material changes to our performance and/or operating environment, or to reflect exceptional circumstances facing us. The use of discretion is based on recommendations by the Compensation Committee and approved by the Board.

At vesting, the number of PSUs that vest and are settled in cash, including dividends notionally reinvested, will be multiplied by the five-day weighted average trading price of our Common Shares on either the TSX or Nasdaq (whichever has the highest twenty-day average trading volume) immediately preceding the date of vesting. The 2018 PSU awards will vest based on a total multiplier of 0.62 based on performance against original goals.

Employee Share Purchase Plan

The Board has adopted the ESPP to encourage ownership of Common Shares and to align the interest of employees, including NEOs, more closely with those of shareholders. All employees, including the NEOs, are eligible to participate in the ESPP. Under the ESPP, employees are able to purchase Common Shares up to an aggregate amount of 10% of their base salaries, with DIRTT contributing an additional 50% of each employee-contributed amount towards further purchases. The most recent amendment and restatement of the ESPP, effective October 1, 2019, limited the number of Common Shares that can be purchased through the ESPP to 5,500,000. All Common Shares are purchased through the facilities of the open market and all Common Shares purchased through DIRTT contributions are required to be held for a minimum of one year from the date of purchase. Contributions by DIRTT are a taxable benefit to employees.

2021 Compensation Decisions

For 2021, the Board-approved metrics under the VPP are 75% financial targets and 25% performance targets. The financial targets consist of Revenue, Adjusted EBITDA (net of VPP) and ending cash (net of debt), weighted at 75%, 10% and 15%, respectively. Financial metrics are subject to adjustment for Board-approved initiatives and expenditures that are above those initially contemplated in the 2021 budget. See “Narrative Disclosure to Summary Compensation Table - Short Term Incentive Plan” for further discussion. The performance targets for each NEO form the basis of the broader employee goals in their respective department. The approved CEO performance objectives relate to the various areas of the business and include reduction in the Company’s recordable injury rate, implementation of a diversity and inclusion program, and the publication of the Company’s inaugural ESG report.

The Board-approved long-term incentive grant for NEOs for 2021 consists of 50% time-based RSUs and 50% performance-based RSUs. The time-based RSUs vest ratably over a three-year period, while the performance-based RSUs cliff vest at the end of the three-year period based on achievement of share price performance targets. In particular, performance-based RSUs will vest as to 33.3% when the price of Common Shares is $3.00 for 20 consecutive trading days, 66.7% when the price of Common Shares is $4.00 for 20 consecutive trading days, 100% when the price of Common Shares is $5.00 for 20 consecutive trading days, and 150% when the price of Common Shares is $7.00 for 20 consecutive trading days. No performance-based RSUs vest if the price of Common Shares is not $3.00 for 20 consecutive trading days, and there is no interpolation between the threshold, target and maximum levels.

All Other Compensation

Our NEOs receive certain perquisites and other benefits, the value of which is disclosed in the “All Other Compensation” column of the Summary Compensation Table in accordance with Item 402(n) of Regulation S-K but are deemed immaterial pursuant to Item 402(o)(7) of Regulation S-K and thus are not described in detail.

Agreements with our NEOs

We have entered into employment agreements with each of our NEOs (the “Employment Agreements”). Under these Employment Agreements, each of our NEOs is entitled to a certain level of base salary, minimum short-term incentives under the VPP, as well as certain severance benefits upon a qualifying termination of employment. The Employment Agreements include customary restrictive covenants, including those precluding the executives from soliciting employees or competing with us for a period of time following termination of employment.

O’Meara Employment Agreement

On September 8, 2018, we entered into an executive employment agreement (the “O’Meara Employment Agreement”) with Mr. O’Meara. The O’Meara Employment Agreement provides Mr. O’Meara with (i) an annualized base salary of U.S. $500,000, (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity equal to 100% of annual base salary (with a guaranteed pro rata bonus for the 2018 calendar year of at least U.S. $150,000), (iii) eligibility to participate in the Option Plan and the PSU Plan, with an initial one-time grant under the Option Plan of 2,475,000 stock options, (iv) reimbursement of accounting and legal fees associated with the review and preparation of the O’Meara Employment Agreement, (v) reimbursement of all travel and out-of-pocket business expenses reasonably incurred or paid by Mr. O’Meara, including expenses related to travel to Calgary, Alberta, Canada, (vi) provision of D&O insurance coverage or coverage under any other applicable insurance plans or policies for directors or officers of the Company, (vii) four weeks of vacation per calendar year, and (viii) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans, including the ESPP. For information regarding the payments that the O’Meara Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—O’Meara Employment Agreement.”

Warawa Employment Agreement

On August 31, 2019, we entered into an executive employment agreement (the “Warawa Employment Agreement”) with Ms. Warawa. The Warawa Employment Agreement provides Ms. Warawa with (i) an annualized base salary of U.S. $375,000, (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity equal to 50% of total salary paid to Ms. Warawa during the applicable calendar year, with a guaranteed target short-term bonus for the 2019 calendar year of no less than 40% of total salary (pro-rated for the year), (iii) eligibility to receive equity incentive compensation equal to 145% of salary each year, (iv) an annual cash incentive for each of 2019, 2020 and 2021 of up to $150,000 based on the achievement of personal performance objectives mutually agreed upon between Ms. Warawa and the President and Chief Executive Officer, with a guaranteed cash incentive for the 2019 calendar year of no less than $150,000 (pro-rated for the year), and an opportunity for additional cash incentives after 2021 if Ms. Warawa’s total target cash compensation (i.e., base salary plus short-term incentive bonus and cash incentive) is less than $712,500 at that time, such incentives to be based on Ms. Warawa’s personal performance and the Company’s financial performance, (v) a one-time grant of stock options with an aggregate grant date value of no less than $360,000, (vi) a one-time signing bonus of $240,000, (vii) payment or reimbursement of certain relocation expenses, (viii) payment or reimbursement of legal fees related to the review of the Warawa Employment Agreement, up a maximum of $5,000; (ix) the provision of living accommodations in Calgary, Alberta during the time that Ms. Warawa is commuting regularly to Calgary, (x) four weeks of vacation per calendar year (increasing by one week every five years of service up to a maximum of six weeks of vacation), and (xi) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans, including the ESPP. For information regarding the payments that the Warawa Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Warawa Employment Agreement.”

Krause Amended Employment Agreement

On July 4, 2018, we entered into an amended and restated executive employment agreement (the “Krause Amended Employment Agreement”) with Mr. Krause. The Krause Amended Employment Agreement provides Mr. Krause with (i) an annualized base salary of CAD $300,000 (U.S. $231,446), (ii) eligibility to participate in the VPP with a target short-term incentive bonus opportunity equal to 50% of annual base salary for the 2018 calendar year, (iii) eligibility to participate in the Option Plan and the PSU Plan (with a guaranteed grant equal in value to CAD $210,000 (U.S. $162,012) for the 2018 calendar year, to be comprised 50% of stock options and 50% of PSUs), (iv) reimbursement of all travel and out-of-pocket business expenses reasonably incurred or paid by Mr. Krause, including any parking expenses at his place of work, (v) four weeks of vacation per calendar year, and (vi) eligibility to participate in our broad-based employee benefit plans, as may be adopted from time to time, subject to the eligibility requirements of such employee benefit plans, including the ESPP. In addition, the Krause Amended Employment Agreement provides for certain payments in connection with a change of control occurring within one year of Mr. Krause’s start date. For information regarding the payments that the Krause Amended Employment Agreement provides upon a termination of employment or a change of control, see “Additional Narrative Disclosure—Agreements with our NEOs—Krause Amended Employment Agreement.”

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards that were held by our NEOs as of December 31, 2020.

	Option Awards						Stock Awards

Named Executive Officer	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards : Number of securities underlying unexercised unearned options (#)(2)	Option exercise price ($)(3)	Option expiration date	Number of shares or units of stock that have not vested (#)(4)	Market value of shares or units of stock that have not vested ($)(5)	Equity incentive plan awards: Number of shares or units of stock that have not vested (#)(6)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(7)
Kevin P.O’Meara	500,000	250,000	1,725,000	5.01	9/17/2023
						300,000	732,000	200,000	488,000
Jennifer L. Warawa	241,042	-	-	4.80	9/17/2024

						241,667	589,667	-	-
Geoffrey D. Krause	-	120,552	-	6.15	5/16/2024
	28,000	14,000	-	5.01	9/17/2023
						219,632	535,902	40,184	98,049

(1)

Represents stock options granted under the former Stock Option Plan (i) for Mr. O’Meara, on September 18, 2018, (ii) for Ms. Warawa, on September 18, 2019, and (iii) for Mr. Krause, on May 17, 2019 and September 18, 2018. Stock options held by our NEOs generally vest in equal 1/3 tranches on the first three anniversaries of the date of grant. Stock options awarded to Ms. Warawa on September 18, 2019 vested fully on December 31, 2019.

(2)	For Mr. O’Meara, 825,000 stock options vest only when our share price reported on the TSX reaches CAD $13.26 and 900,000 stock options vest only when our share price reported on the TSX reaches CAD $19.89.

(3)	Stock option exercise price are originally in CAD $, and have been converted to U.S. dollars using the exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2020 of CAD $1.2753 = U.S. $1.00.

(4)	For Mr. O’Meara and Ms. Warawa, the number in this column represents unvested time-based RSUs granted on June 17, 2020. For Mr. Krause, the number in this column represents (i) the number of PSUs (10,188) granted under the former PSU Plan on September 18, 2018, for which performance conditions were satisfied on December 31, 2020 and which will vest on September 28, 2021, and (ii) the unvested time-based RSUs granted on June 17, 2020.

(5)	Amounts in this column are calculated using a per-share value of CAD $3.11 (U.S. $2.44), which was the closing price of a share on the TSX on December 31, 2020, and have been converted to U.S. dollars using the exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2020 of CAD $1.2753 = U.S. $1.00.

(6)	For Mr. O’Meara, the number in this column represents the target number of performance-based RSUs (200,000) granted on June 17, 2020, which will vest, if at all, on June 17, 2023. For Mr. Krause, the number in this column represents the target number of PSUs (40,184) granted under the former PSU Plan on May 17, 2019, for which the performance period will end on December 31, 2021 and which will vest on May 17, 2022.

(7)	Amounts in this column are calculated based on attaining target performance for the 2020 performance-based RSUs using a per-share value of CAD $3.11 (U.S. $2.44), which was the closing price of a share on the TSX on December 31, 2020, and have been converted to U.S. dollars using the exchange rate as reported by the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2020 of CAD $1.2753 = U.S. $1.00.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information about securities that may be issued under the outstanding equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted - average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (3)
Equity compensation plans approved by security holders
Option Plan	4,774,328	6.52	-
LTI Plan	2,614,066		4,085,093
Equity compensation plans not approved by security holders(1)	2,764,155		2,735,845

TOTAL	10,152,549		6,820,938

(1)	The plan included in this row is our ESPP, which has not been approved by our shareholders. See “Executive Compensation- Narrative Disclosure to Summary Compensation Table- Long-Term Incentive Awards- Employee Share Purchase Plan” for a description of the material terms of the ESPP. Common Shares delivered under the ESPP are purchased on the open market and are not issued from treasury.
(2)	The calculation of the weighted-average exercise price of outstanding stock options, warrants and rights excludes awards granted under the ESPP and is reflected in U.S. dollars.
(3)	The Common Shares reserved for issuance will be issuable upon the exercise or vesting of future awards issued under our LTI Plan. Effective May 22, 2020, no new stock options may be awarded under the former Option Plan.

The following table sets forth the annual burn rate of stock options and RSUs issued under the LTI Plan and the former Option Plan for the last three years.

Year	Number of Options or RSUs Granted (1)	Weighted Average Number of Securities Outstanding	Burn Rate (%)
2020	2,619,609	84,681,000	3.09
2019	1,382,361	84,671,000	1.63
2018	3,327,525	84,477,350	3.94

(1)	2020 grant consists of RSUs awarded under the LTI Plan, and 2019 and 2018 grants consist of Options awarded under the former Option Plan.

Additional Narrative Disclosure

Agreements with our NEOs

The Employment Agreements generally provide for severance payments and benefits following certain terminations of employment in exchange for the NEOs’ compliance with certain customary restrictive covenants.

O’Meara Employment Agreement

For Mr. O’Meara, upon termination of employment by us without “Just Cause,” by Mr. O’Meara for “Good Reason,” or on “Disability” (each as defined below), Mr. O’Meara will be eligible to receive (i) payment of accrued but unpaid salary, (ii) reimbursement of expenses incurred up to and including the date of termination, (iii) continued health coverage during the “Severance Period” (as defined below), (iv) continued payment of salary during the Severance Period, and (v) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the O’Meara Employment Agreement, the following terms generally have the following definitions:

•

“Good Reason” means (i) a significant adverse alteration in Mr. O’Meara’s title, position, nature or status of responsibilities, (ii) the requirement to relocate Mr. O’Meara’s residence from Dallas, Texas, (iii) a reduction of 15% or more in salary or bonus opportunity, (iv) the discontinuation of any compensation plan or benefits plan that is material to Mr. O’Meara’s total compensation, unless replaced by an equally favorable plan, (v) our failure to ensure that any successor assumes the O’Meara Employment Agreement or (vi) our breach of any material provision of the O’Meara Employment Agreement;

•

“Just Cause” means (i) any willful misconduct, (ii) willful act of dishonesty or fraud, (iii) willful violation of our policies, (iv) gross negligence that has a material adverse effect on us or (v) conviction of a felony criminal offence punishable by indictment;

•

“Disability” means any physical or mental incapacity, disease or affliction which has prevented or which will prevent Mr. O’Meara from performing the essential duties of his position for either (x) 180 consecutive days or (y) any 240 days within any 365 consecutive days; and

•	“Severance Period” means 12 months, plus one month for each full or partial year of Mr. O’Meara’s employment with us, up to a maximum of 18 months.

Warawa Employment Agreement

For Ms. Warawa, upon termination of employment by us without “Just Cause” or by Ms. Warawa for “Good Reason” (each as defined below), Ms. Warawa will be eligible to receive (i) payment of accrued but unpaid salary and vacation entitlement, (ii) reimbursement of expenses incurred up to and including the date of termination, (iii) reimbursement of the difference between the amount Ms. Warawa pays for continued health coverage pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended, and the amount our other executives pay for similar coverage under our group health plans during the “Severance Period” (as defined below), (iv) continued payment of salary during the Severance Period, and (v) payment of a pro-rata bonus for the year of termination, based on actual performance.

As used in the Warawa Employment Agreement, the following terms generally have the following definitions:

•

“Good Reason” means (i) a material reduction in Ms. Warawa’s salary or authority, duties, and responsibilities, (ii) a material breach by the Company of any of its obligations under the Warawa Employment Agreement, or (iii) the relocation of Ms. Warawa’s principal place of employment by more than 50 miles from her principal place of employment as of the effective date;

•

“Just Cause” means (i) any gross negligence, willful misconduct, or breach of fiduciary duty, (ii) material neglect of duties, (iii) fraud, misappropriation, embezzlement, or malfeasance, (iv) willful or grossly negligent misfeasance or nonfeasance in office, (v) material breach of Company policy or any policy or law relating to non-discrimination, non-retaliation, or anti-harassment, (vi) breach of any non-competition, non-solicitation, confidentiality, or Company property covenants in the Warawa Employment Agreement, or (vii) conviction of or plea of no contest with respect to any crime involving fraud or moral turpitude; and

•

“Severance Period” means 12 months, plus one month for each complete year of Ms. Warawa’s employment with us following the effective date of the Warawa Employment Agreement, up to a maximum of 18 months.

Krause Amended Employment Agreement

For Mr. Krause, upon termination of employment by us without “Just Cause,” (as defined below) Mr. Krause will be eligible to receive (i) payment of accrued but unpaid salary and vacation, (ii) reimbursement of expenses incurred up to and including the date of termination, (iii) continued payment of salary during the “Severance Period” (as defined below), and (iv) payment of a pro-rata bonus for the year of termination, based on actual performance. If a “Change of Control” (as defined below) had occurred within one year of Mr. Krause’s start date and his employment was terminated without Just Cause, or he resigned for any reason within 60 days thereafter, Mr. Krause would have been eligible to receive (i) payment of accrued but unpaid salary, (ii) a lump sum payment equal to 12 months’ salary, and (iii) the greater of (A) a pro-rata bonus for the year of termination, based on actual performance and (B) CAD $75,000 (U.S. $57,861).

As used in the Krause Amended Employment Agreement, the following terms generally have the following definitions:

•

“Change of Control” means (i) the sale of all or substantially all the assets of the Company, (ii) a merger, amalgamation or arrangement of the Company in a transaction or series of transactions in which the Company’s shareholders receive less than 51% of the shares of the new or continuing company that are issued and outstanding upon completion of such transaction or series of transactions and (iii) the acquisition, directly or indirectly, through one transaction or a series of transactions, by any single person or company, of an aggregate of more than 50% of the issued and outstanding Common Shares of the Company;

•	“Just Cause” means any act or omission which would be considered by a court of competent jurisdiction to amount to just cause at common law; and

•	“Severance Period” means 12 months, plus one month for each full or partial year of Mr. Krause’s employment with us, up to a maximum of 18 months.

Incentive Plans

LTI Plan

The treatment of LTI Plan awards upon the death, disability, retirement or termination of employment of a participant are set out in specific award agreement. Under the award agreements for time-based RSUs, except in the event of a “Change of Control” if the participant’s service, consulting relationship, or employment with the Company is terminated for any reason other than death, “Disability”, “Retirement”, by the Company without “Cause” or by the participant for “Good Reason” (each as defined below) prior to the last vesting date, the unvested RSUs will be forfeited and the participant will cease to have any right or entitlement to receive any payment (whether in cash or Common Shares or other property) under those forfeited units.

If the participant’s service, consulting relationship, or employment with the Company is terminated by reason of death or Disability, by the Company without Cause, or by the participant for Good Reason prior to the last vesting date, a pro-rata portion of the participant’s unvested RSUs shall vest immediately prior to the participant’s termination date based on the number of complete months from the date of grant to the termination date, divided by the total number of months in the period beginning on the date of grant and ending on the applicable vesting date.

If the participant’s service, consulting relationship, or employment with the Company is terminated by reason of Retirement prior to the last vesting date, the participant’s unvested RSUs shall remain outstanding and subject to the terms of the LTI Plan and the award agreement until the end of the applicable vesting date. The continued vesting of the participant’s RSUs is subject to the participant’s compliance with any post-employment restrictive covenants set out in the award agreement, including any non-competition restriction.

As used in the award agreement, the following terms generally have the following definitions:

∎	“Cause” has the meaning used in the employment agreement between the NEO and the Company.

∎

“Good Reason” has the meaning used in the employment agreement between the NEO and the Company, if it is defined therein and, if not, it means: (a) without the express written consent of the participant, any material negative change or diminution of the participant’s authority, duties, reporting relationship, or responsibilities; (b) any material reduction in the participant’s base salary or hourly wage, as applicable, provided, however, that any reduction in base salary or hourly wage that applies to all similarly situated participants will not constitute “Good Reason” under the LTI Plan; (c) a change in the geographic location at which the participant must perform his or her services that is 50 miles or more from the principal location to which he or she was previously based as provided in his or her employment agreement, if any; or (d) any material breach by the Company of the participant’s employment agreement, if any, in each case, so long as the participant has provided the Company with written notice of the acts or omissions constituting grounds for Good Reason within thirty (30) days of the condition first occurring and the Company shall have failed to rectify, as determined by the Company acting reasonably, any such acts or omissions within thirty (30) days of the Company’s receipt of such notice.

∎

“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than twelve (12) months and which causes an individual to be unable to engage in any substantial gainful employment-related activity, or any other condition of impairment that the Compensation Committee, acting reasonably, determines constitutes a disability.

∎

“Retirement” means a resignation from employment or engagement with the Company by the participant in circumstances the Compensation Committee, acting reasonably, deems to constitute retirement from employment or engagement, and not resignation to obtain alternate employment.

The terms of the award agreements for performance based RSUs are generally the same as the above, provided that the pro rata vesting of the target number of performance based RSUs granted is based on the number of complete months from the first day of the performance period to the termination date, divided by the total number of months in the performance period and the award continues to be subject to the applicable performance criteria.

Under the terms of the LTI Plan, unless otherwise provided in the applicable award agreement, if, upon a Change of Control (as defined below), the successor entity does not assume outstanding awards or substitute similar awards on the same terms as the original awards, the vesting of all then outstanding awards will be accelerated in full with effect immediately prior to the Change of Control (vesting for performance-based Awards will be calculated based on target performance through the date of the transaction).

Under the terms of the LTI Plan, unless otherwise provided in the applicable award agreement, if, within twelve (12) months following a Change of Control, a participant’s service, consulting relationship, or employment with the Company is terminated without Cause or the participant resigns from his or her employment with the Company for Good Reason (as those terms are defined in the LTI Plan), the vesting and exercisability of all awards then held by such participant will be accelerated in full and the expiration date of the options and the share appreciate rights shall be the 60th day following the termination date.

A “Change of Control” means the occurrence of any of the following: (a) the acquisition by any person or any persons acting jointly or in concert, whether directly or indirectly, of voting securities of the Company which together with all other voting securities of the Company held by such persons, constitute, in the aggregate, fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Company; (b) a merger, amalgamation, arrangement, or other form of business combination of the Company with another person which results in the holders of voting securities of that other person holding, in the aggregate, fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Company; (c) the acquisition by any person or any persons acting jointly or in concert, whether directly or indirectly, of all or substantially all of the assets of the Company to another person during any twelve (12) month period, other than in the ordinary course of business of the Company or to any person that controls or is controlled by the Company or that is controlled by the same person as the Company; or (d) a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election.

Stock Option Plan

The Option Plan provides that if a participant ceases to be employed by us, other than by reason of death, “Disability” or “Retirement” (each as defined below), his or her stock options shall expire on the 60th day following such participant’s termination date, unless such participant was terminated for “Cause,” resigned without “Good Reason” or was ordered to resign by any “Regulatory Authority” having jurisdiction to do so (each as defined below).

In the event of a participant’s death, Disability or Retirement, his or her stock options will expire on the date that is six months following such participant’s termination date.

If the participant’s employment is terminated by us without Cause or by the participant for Good Reason, in each case, within 12 months of a “Change of Control” (as defined below), then all unvested stock options held by such participant shall immediately vest and the expiration date of such stock options shall be the 60th day following the participant’s termination date.

As used in the Option Plan, the following terms generally have the following definitions:

•   “Cause” means (i) fraud, misappropriation of our property or funds, embezzlement, malfeasance, misfeasance or nonfeasance in office, which is willfully or grossly negligent on the part of the participant, (ii) the willful allowance by the participant of allowing his or her personal interests to come into conflict in any material way with our interests, (iii) the breach by the participant of any non-competition, non-solicitation or confidentiality covenants in the participant’s employment agreement, or (iv) any other reason which would be concluded by a court of competent jurisdiction to amount to just cause at common law;

•   “Change of Control” means (i) the acquisition by any single person or company, directly or indirectly, of at least 50% of our voting power, (ii) a merger, amalgamation or arrangement of the Company with another company which results in the holders of the voting securities in that other company holding 50% or more of our voting power, (iii) the sale, lease or exchange of all or substantially all of our assets, other than in the ordinary course of business or to any single person or company that controls or is controlled by the same person or company as us, and (iv) the replacement of a majority of the members of the Board during any 12 month period by directors whose appointment is not endorsed by a majority of the current Board members;

•   “Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months and which causes the participant to be unable to engage in any substantial gainful employment-related activity, or any other condition of impairment that the Compensation Committee, acting reasonably, determines constitutes a disability;

•   “Good Reason” means, without the participant’s written consent, (i) a material change or diminution of the participant’s title, authority, status, duties, reporting relationship, or responsibilities, (ii) a material reduction in the participant’s salary, benefits, pension, variable and incentive compensation (including discretionary bonuses), perquisites and allowances, (iii) the requirement that the participant be based anywhere other than at the principal location to which he or she is based in his or her employment agreement, (iv) our breach of any material provision of the participant’s employment agreement, or (v) any other reason that would be concluded by a court of competent jurisdiction to amount to a constructive dismissal at common law;

•   “Regulatory Authority” means any securities commission, stock exchange or similar securities regulatory body having jurisdiction over us, the Option Plan or the stock options granted from time to time under the Option Plan; and

•   “Retirement” means the participant’s resignation from employment with us in circumstances the Board or Compensation Committee, acting reasonably, determines to constitute retirement from employment, and not resignation to obtain alternate employment.

PSU Plan

Pursuant to the PSU Plan, in the event a participant’s employment is terminated by us without “Cause,” by the participant for “Good Reason,” or due to the participant’s death or “Long-Term Disability” (each as defined below) prior to such participant’s PSU awards becoming vested, then a pro rata portion of the participant’s unvested PSUs and related dividend equivalent rights shall vest, based on the number of complete months from the date of grant until the participant’s termination date, divided by the total number of months in the applicable performance period, based on target performance.

In the event a participant’s employment ends due to his or her “Retirement,” (as defined below) then the participant’s unvested PSUs shall remain outstanding and eligible to vest based on achievement of the applicable performance metrics as of the end of the applicable performance period.

If a participant is terminated by us without Cause or resigns with Good Reason, in each case, within 12 months of a “Change of Control,” (as defined below) then all of the participant’s unvested PSUs and related dividend equivalent rights shall immediately become vested, based on target performance.

As used in the PSU Plan, “Cause,” “Change of Control,” “Good Reason”, and “Retirement” have the same meaning given to such terms in the Option Plan, and “Long-Term Disability” has the same meaning given to the term “Disability” in the Option Plan.

DIRECTOR COMPENSATION

Non-executive directors are compensated by annual retainer, payable in cash and equity. The equity component is currently in the form of deferred share units (“DSUs”) under our Deferred Share Unit Plan for Non-Employee Directors (the “DSU Plan”). Director compensation levels are set below median compared to the Company’s peer group.

The base annual retainer for directors is $100,000, with the chair of the Board receiving a retainer equal to $150,000. The Audit Committee Chair receives an additional annual retainer of $15,000 and the Chairs of the Compensation Committee and Nominating and Governance Committee each receive additional annual retainers of $10,000. Members of the Audit Committee receive additional annual retainers of $7,500 and members of the Compensation Committee and Nominating and Governance Committee each receive additional annual retainers of $5,000.

We also reimburse the directors for out-of-pocket expenses for attending meetings.

Directors do not receive fees for attending meetings of the Board or standing committees; however, directors may be compensated for additional committee work as approved by the Board from time to time. Mr. O’Meara does not receive any additional compensation for his service as a director.

We have entered into indemnification agreements with each of our directors.

DSU Plan

The Board adopted and approved the DSU Plan as part of our transition away from stock options for our non-employee directors. DSUs are notional units which have the same value as the Common Shares. Under the DSU Plan, non-employee directors will be credited a minimum of 50% of their annual retainer, and may elect, irrevocably and in advance, to receive up to 100% of their annual retainer in DSUs quarterly. The number of DSUs granted quarterly is determined using the five-day weighted average trading price of the Common Shares immediately prior to each grant date, on the exchange (TSX or Nasdaq) with the higher trading volume for the twenty days immediately prior to such grant date.

The DSU Plan provides that upon a non-employee director’s resignation, death, or retirement from the Board, such non-employee director shall receive a cash payment equal to the five-day weighted average trading price of the Common Shares underlying the DSUs held by such non-employee director, determined as of the date of such non-employee director’s resignation, death, or retirement from the Board, on the exchange (TSX or Nasdaq) with the higher trading volume for the twenty days immediately prior to such determination date. Mr. Kaplan resigned from the Board on March 14, 2020, and in connection with his resignation he received $34,895 in exchange for his outstanding DSUs. Mr. Elliott and Ms. McGinley resigned from the Board on June 30 and August 31, 2020, respectively, and have each elected a redemption date of December 15, 2021 for their DSUs, in accordance with the DSU Plan.

Director Share Ownership Guidelines

Pursuant to the terms of our Director Share Ownership Guidelines, approved on November 3, 2015 and amended on October 3, 2019, within five years of the later of appointment or adoption of the guidelines, each of our non-employee directors is required to hold a number of Common Shares equivalent in value to three times his or her annual base retainer. Common Shares that may be counted towards a director’s ownership include (i) Common Shares purchased on the open market or received through share-based grants from the Company, (ii) Common Shares indirectly owned by the director, including shares held by a spouse or other immediate family member, (iii) Common Shares held in trust for the benefit of the director, his or her spouse or children or direct descendants, (iv) Common Shares underlying stock options, whether or not vested, and (v) DSUs awarded under the DSU Plan, with each unit counting as one Common Share. All directors are in compliance with the Director Share Ownership Guidelines.

Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors during 2020. Amounts paid to the directors below were originally paid in U.S. dollars, therefore there is not a currency conversion applicable to this table.

Director	Fees Earned or Paid in Cash ($)(5)	Stock Awards ($)(6)	All Other Compensation ($)	Total Compensation ($)

Wayne T. Boulais	54,957	54,957	-	109,914
John F. (Jack) Elliott (1)	27,500	27,500	-	55,000
Michael T. Ford (2)	22,420	22,420	-	44,840
Ronald W. Kaplan (3)	20,548	20,548	-	41,096
Denise E. Karkkainen	61,250	61,250	-	122,500
Shauna R. King (2)	23,985	23,985	-	47,970
Todd W. Lillibridge	53,707	53,707	-	107,414
Christine E. McGinley (4)	39,199	39,199	-	78,398
Steven E. Parry	75,000	75,000	-	150,000

(1)	Mr. Elliott ceased to be a director effective June 30, 2020.
(2)	Mr. Ford and Ms. King were appointed as directors effective August 1, 2020.
(3)	Mr. Kaplan ceased to be a director effective March 14, 2020.
(4)	Ms. McGinley ceased to be a director effective August 31, 2020.
(5)	Amounts in this column include annual retainers.
(6)	Amounts in this column for all non-employee directors represent the aggregate grant date fair value of the DSUs granted to the non-employee directors during the 2020 calendar year, calculated in accordance with FASB ASC Topic 718. The FASB ASC Topic 718 value for the DSUs was calculated using the five-day volume-weighted average trading price of the Common Shares as reported on the TSX or Nasdaq on the grant date (whichever exchange had the higher average trading volume for the twenty days immediately prior), applied to the total number of DSUs granted. The aggregate additional information regarding the assumptions underlying these calculations is available in Note 15 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2020. There are no outstanding unvested DSUs as such awards are fully vested upon grant, but as of December 31, 2020, the following number of DSUs were held by each of our directors: Mr. Boulais, 51,146; Mr. Elliot, 37,262; Mr. Ford, 11,195; Mr. Kaplan, 0; Ms. Karkkainen, 59,423; Ms. King, 11,975; Mr. Lillibridge, 50,021; Ms. McGinley, 53,992; and Mr. Parry, 88,651.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Parties

Other than the director and executive compensation arrangements discussed above in “Executive Compensation” and “Director Compensation,” there have not been any transactions since January 1, 2020, to which we have been or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of any class of our voting shares, or any member of the immediate family of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Related Party Transactions Policy

The Company has adopted a written Related Party Transactions Policy, which provides that our Nominating and Governance Committee is responsible for reviewing “related party transactions,” which are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), to which we are a party, in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has, had or will have a direct or indirect material interest. For purposes of this policy, a “related person” is defined to include a director, executive officer, nominee for director and greater than 5% beneficial owner of our voting securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. In determining whether to approve or ratify any such transaction, the Nominating and Governance Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms comparable to the terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.

Interest of Informed Persons in Material Transactions

Management is not aware of any material interest, direct or indirect, of any informed person of the Company, any proposed director or any associate or affiliate of any informed person or proposed director in any transaction since the commencement of the Company’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect the Company or any of its affiliates or subsidiaries.

Indebtedness of Directors and Executive Officers

As of the date of this Proxy Statement, no current or proposed director, executive officer, other corporate officer or employee of the Company, or any former director, executive officer, other corporate officer or employee of the Company, or any associate of any of the foregoing, is, or has been at any time during 2020, indebted to the Company or its subsidiaries, either in connection with the purchase of securities of the Company or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes information, as of March 22, 2021, about the beneficial ownership of our Common Shares for:

•	each shareholder known by us to own beneficially 5% or more of our Common Shares;

•	each of our directors;

•	each of the named executive officers included in our Summary Compensation Table; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 84,681,364 outstanding Common Shares as of March 22, 2021. Our Common Shares subject to stock options or other derivative instruments that are currently exercisable or exercisable within 60 days of March 22, 2021 are deemed to be outstanding and to be beneficially owned by the entity or person holding such stock options or other derivative instrument for the purpose of computing the percentage ownership of such entity or person but are not treated as outstanding for the purpose of computing the number of shares owned and percentage ownership of any other entity or person.

Unless otherwise indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the following table will have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them, except to the extent authority is shared by spouses under community property laws. The address for each of our directors and executive officers is c/o DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares
5% shareholders
726 BC LLC (1)	10,592,471	12.51%
22NW LP (2)	8,340,179	9.85%
T. Rowe Price International, Ltd. (3)	8,324,540	9.83%
MAK Capital One LLC (4)	8,301,200	9.80%
683 Capital Management LLC (5)	7,465,024	8.82%
NGEN LP (6)	7,283,697	8.60%
Iron Compass LLC (7)	4,613,044	5.45%
Directors and NEOs
Wayne T. Boulais (8)	4,029,925	4.76%
Michael T. Ford	-	-
Denise T. Karkkainen (9)	63,300	*
Shauna R. King	-	-
Todd W. Lillibridge (10)	234,700
Steven E. Parry (11)	47,300	*
Kevin P. O’Meara (12)	575,000	*
Jennifer L. Warawa (13)	266,042	*
Geoffrey D. Krause (14)	167,441	*
All directors and executive officers as a group (16 persons)	5,699,553	6.7%

*	Less than 1%.

(1)	As reported on Form 4 as of March 1, 2021. The address of 726 BC LLC is 455 North City Front Plaza Drive, Suite 1730, Chicago, IL 60611.

(2)	As reported on Form 13F as of December 31, 2020. The address of 22NW LP is 1455 NW Leary Way, Suite 400, Seattle, WA 98107.
(3)	As reported on the Alternative Monthly Report as of February 11, 2021. T. Rowe Price Associates, Inc. (“T. Rowe Price”) is the record holder of 8,559,813 Common Shares. The address of T. Rowe Price is 100 East Pratt Street, Baltimore, MD 21202.
(4)	As reported on the Canadian Early Warning Report as of January 25, 2021. The address of MAK Capital One, LLC is 590 Madison Avenue, Suite 2401. New York, NY 10022.
(5)	As reported on Form 13F as of December 31, 2020. The address of 683 Capital Management is 3 Columbus Cir, New York, NY 10019.

(6)	Based on information provided by the shareholder as of January 8, 2020. The address of NGEN LP is 733 Third Avenue, New York, NY 10017.

(7)	As reported on Form 13G as of December 31, 2020, Iron Compass North Partners LP (“IC North Partners”) and Iron Compass GP, LLC is the record holder of 4,613,044 Common Shares. The address of Iron Compass GP, LLC and IC North Partners is 22 Thorndal Circle, Darien, CT 06820.

(8)	Consists of (i) 75,000 Common Shares held of record by Mr. Boulais, (ii) 15,000 Common Shares subject to stock options exercisable within 60 days of March 1, 2021, and (iii) 3,939,925 Common Shares held of record by Apex Venture Partners Fund VI, LP (“Apex VI”). Mr. Boulais is a Managing Member of Apex Management VI, LLC, the General Partner of Apex VI. As such, Mr. Boulais may be deemed to have shared voting and investment power with respect to all the Common Shares held by Apex VI.

(9)	Consists of (i) 48,300 Common Shares held of record by Ms. Karkkainen and (ii) 15,000 Common Shares subject to stock options exercisable within 60 days of March 22, 2021.

(10)	Consists of 234,700 Common Shares held of record by Mr. Lillibridge.

(11)	Consists of (i) 32,300 Common Shares held of record by Mr. Parry and (ii) 15,000 Common Shares subject to stock options exercisable within 60 days of March 22, 2021.

(12)	Consists of (i) 75,000 Common Shares held of record by Mr. O’Meara and (ii) 500,000 Common Shares subject to stock options exercisable within 60 days of March 22, 2021.

(13)	Consists of (i) 25,000 Common Shares held of record by Ms. Warawa and (ii) 241,042 Common Shares subject to stock options exercisable within 60 days of March 22, 2021.

(14)	Consists of (i) 59,072 Common Shares held of record by Mr. Krause and (ii) 108,369 Common Shares subject to stock options exercisable within 60 days of March 22, 2021.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the U.S. Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this report by reference.

Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. PwC, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and PwC the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee also received the written disclosures and the letter from PwC that are required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence. On the basis of the foregoing, the Audit Committee concluded that PwC is independent from the Company, its affiliates and management.

Based upon its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for such fiscal year, which was filed with the SEC.

This report has been furnished by the members of the Audit Committee.

Submitted by the Audit Committee of the Board of Directors

Shauna R. King (Chair)

Wayne T. Boulais

Michael T. Ford

Denise E. Karkkainen

James (Jim) A. Lynch

OTHER MATTERS

Management is not aware of any other business to come before the Meeting, or any adjournment or postponement thereof, other than as set forth herein. If any other business properly comes before the Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the proxy form to vote the Common Shares represented thereby in accordance with their best judgment on such matter. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our Corporate Secretary in the form prescribed by our current by-laws, as described under “Shareholder Proposals.”

Householding

The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for the proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of the proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for shareholders and cost savings to the companies.

A number of brokers with account holders who are shareholders may be “householding” our Proxy Materials. A single set of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify the Company or Broadridge Financial Solutions at the address or telephone number listed below, and the Company will then promptly deliver such additional materials to you. Shareholders who have multiple accounts in their names or who share an address with other shareholders can request “householding” and authorize your broker to discontinue mailings of multiple annual reports and management information circular and proxy statements by contacting the same addresses or telephone numbers below:

DIRTT Environmental Solutions Ltd. 7303 30th Street S.E. Calgary, Alberta Canada T2C 1N6 Tel: (403) 723-5000 Attention: Investor Relations	Broadridge Financial Solutions 51 Mercedes Way Edgewood, NY 11717 Tel: 1-800-542-1061 Attention: Householding Department	Broadridge Financial Solutions 4 King Street West, Suite 500 Toronto, Ontario Canada M5H IB6 Tel: (416) 350-0999 Attention: Householding Department

SHAREHOLDER PROPOSALS

Shareholder Proposals

The Company is subject both to the rules of the SEC under the Exchange Act and the provisions of the Business Corporations Act (Alberta) (the “ABCA”) with respect to shareholder proposals. As set out under the ABCA and in the rules of the SEC under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the management information circular and proxy statement, because compliance with applicable law is a prerequisite for inclusion.

A shareholder proposal submitted pursuant to the rules of the SEC under Rule 14a-8 of the Exchange Act for inclusion in the management information circular and proxy statement distributed to shareholders prior to the 2022 annual meeting of shareholders of the Company (other than in respect of the nomination of directors) must be received by the Company no later than November 26, 2021, and must comply with the requirements of Rule 14a-8 of the Exchange Act.

The ABCA permits certain eligible shareholders and beneficial owners of shares to submit shareholder proposals to the Company, which proposals may be included in the Company’s management information circular and proxy statement. To be considered for inclusion in the management information circular and proxy statement for the annual meeting of shareholders of the Company, any such shareholder proposal under the ABCA must be received by the Company at least 90 days before the anniversary date of the last annual meeting of shareholders, or February 5, 2022, for inclusion in the management information circular and proxy statement distributed to shareholders prior to the 2022 annual meeting of shareholders of the Company.

Written requests for inclusion of a shareholder proposal pursuant to the rules of the SEC under the Exchange Act or pursuant to the ABCA should be addressed to:

DIRTT Environmental Solutions Ltd.

7303 30th Street S.E.

Calgary, Alberta

Canada T2C 1N6

Attention: Corporate Secretary

Other Proposals or Nomination under the Advance Notice Provision

Our current by-laws include advance notice provisions. These provisions are generally intended to provide shareholders, directors and management of the company with a clear framework for nominating directors. These provisions set deadlines for a certain number of days before a shareholders’ meeting for a shareholder to notify the Company of his, her or its intention to nominate one or more directors, and explains the information that must be included with the notice for it to be valid.

In the case of the 2022 annual meeting of shareholders, notice must be given to the company not less than 30 days prior to the date of the 2022 annual meeting of shareholders; provided, however, that in either circumstance, if the meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of meeting was made, notice shall be given not later than the close of business on the tenth day following such public announcement. Our current by-laws are available on our website at www.dirtt.com, on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

ANNUAL REPORT, PROXY STATEMENT AND OTHER INFORMATION

We file or furnish annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including DIRTT, that file electronically with the SEC. We are also subject to requirements of the applicable securities laws of Canada, and documents that we file with the Canadian Securities Administrators may be found at www.sedar.com.

Our 2020 annual report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2020, is being made available to shareholders concurrently with this Proxy Statement.

Our Annual Report on Form 10-K for the year ended December 31, 2020 contains financial information, including financial statements and management’s discussion and analysis for our most recently completed fiscal year. Our Annual Report on Form 10-K for the year ended December 31, 2020, and other information may be obtained without charge upon written request addressed to 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or by telephone at (403) 723-5000, in each case Attention: Investor Relations.

You should rely only on the information contained or incorporated by reference in this Proxy Statement. We have not authorized anyone to provide you with different information. This Proxy Statement is dated March 25, 2021. You should assume that the information contained in this Proxy Statement is accurate as of that date only. Our business, financial condition, results of operations and prospects may have changed since that date.

APPENDIX A

Build betterTM DIRTT DIRTT Environmental Solutions Ltd. Board Mandate and Corporate Governance Guidelines dirtt.com

A-1

Board Mandate and

Corporate Governance

Guidelines

A.	ROLE

The business and affairs of DIRTT Environmental Solutions Ltd. (the “Company”) are conducted and managed by its employees, officers and the chief executive officer, under the direction and oversight of the Board of Directors (the “Board”) of the Company. The Board is elected by the shareholders to oversee management, to monitor strategic direction, and to serve the long-term interests of the Company, taking into account the interests of the Company’s stakeholders. The role of the Board is to focus on governance and to be responsible for the stewardship of the Company. The Board will regularly review the Company’s strategic plans and oversee management’s performance against those strategic objectives so that management is responsive to the changing business environment in which the Company operates.

For purposes of this Board Mandate and Corporate Governance Guidelines of the Company (the “Mandate”), “applicable securities laws and exchange rules” refer to: (a) the Securities Act (Alberta) and the equivalent thereof in each province and territory of Canada in which the Company is a “reporting issuer” or equivalent thereof, together with the regulations, rules and blanket orders of the securities commission or similar regulatory authority in each of those jurisdictions; (b) the United States Securities Act of 1933, the United States Securities Exchange Act of 1934 (the “U.S. Exchange Act”), and any rules or regulations thereunder; and (c) the rules of each of the Toronto Stock Exchange and The Nasdaq Stock Market LLC, to the extent that any securities of the Company are listed on those exchanges.

B.	RESPONSIBILITIES

1. Strategic Oversight

The Board should establish strategic goals, performance objectives and operational policies, including a strategic planning process designed so that, among other things, the Board has meaningful input during management’s development of the Company’s strategy. The Board is responsible for ensuring that the Company has a strategic planning process and for approving a strategy that articulates broad strategic corporate objectives and the corporate values and metrics against which the performance of the Company will be measured. In this regard, the Board will:

a.	review and approve, annually, a strategic plan that takes into account, among other things, the opportunities and risks of the Company’s business;

b.	review and approve strategic and operational policies and budgets within which management of the Company will operate that are consistent with long-term goals; and

c.	review and approve corporate values and performance metrics against which the Company and executive performance will be measured.

2. Governance

The Board should develop procedures relating to the conduct of the Board’s business, the fulfillment of the Board’s responsibilities and the Company’s approach to corporate governance through the Nominating & Governance Committee (the “NGC”), including the establishment and review of corporate governance principles and guidelines for the Company as the NGC may recommend from time to time.

3. Risk and Compliance Oversight

The Board should periodically identify and monitor the principal business risks to the Company and oversee management’s implementation of appropriate systems to manage those risks. Additionally, the Board should oversee compliance with policies and procedures by which the Company operates.

4. Management Succession

The Board should oversee succession planning and the appointment, training and monitoring of senior management of the Company in conjunction with the Compensation Committee of the Company (the “Compensation Committee”).

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5. Culture and Integrity

The Board should, to the extent feasible, satisfy itself as to the integrity of the chief executive officer and the other executive officers and oversee that the executive officers strive to create a culture of integrity throughout the Company. The Board should also set the tone for the Company and senior management so as to foster ethical and responsible decision-making by senior management of the Company and regularly review and amend, if necessary or desirable, the Company’s code of ethics and code of conduct (together, the “Codes”).

6. Reporting Oversight

The Board should, through the work and recommendations of the Audit Committee, monitor the quality and integrity of the Company’s accounting and financial reporting systems, internal controls and disclosure controls, and management information systems intended to ensure the integrity and quality of the Company’s financial statements and other financial information and the appropriateness of their disclosure. The Board should also monitor the independence and qualifications of the Company’s external auditors, and the Company’s compliance with legal and regulatory requirements.

7. Communications

The Board should establish a communications policy for the Company to facilitate communications of shareholders and other interested parties with the Board, independent directors, and individual directors or a committee of the Board.

All such communications will be received, processed and forwarded in accordance with the communications policy. All material communications will be reported to the Board or the appropriate committee at regular meetings in accordance with the communications policy. The Board or the appropriate committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, Company policy or the Codes.

8. Director Compensation

Periodically, the Board will determine the form and amount of director compensation, based on the review and recommendation of the Compensation Committee (with input from the NGC). Directors who are employees of the Company will not receive any additional compensation for service on the Board.

9. Other Responsibilities

Upon request, the Chair of the Board (the “Chair of the Board”) or the Lead Director, if the Chair of the Board is an executive, will review all expenses incurred by the chief executive officer and all other directors, and the Audit Committee Chair will review all expenses incurred by the Chair of the Board or the Lead Director, if the Chair of the Board is an executive.

The Board, in consultation with the chief executive officer, will develop the position description of the chief executive officer.

C.	QUALIFICATIONS OF DIRECTORS

1. Codes

Directors are expected to adhere to the Company’s Codes. The Board will oversee and approve any waivers of the Codes sought by directors, executive officers, or other members of senior management. In reviewing any such waivers, the Board may consider the recommendations of the NGC or the Audit Committee, as applicable.

The Board will oversee that any waivers of the code of ethics are promptly disclosed to shareholders to the extent required by applicable securities laws. The Company will post and disclose the code of ethics as required by applicable securities laws and exchange rules.

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Corporate Governance

Guidelines

2. Time Commitment

Directors should devote sufficient time to effectively carry out their duties and should not assume outside responsibilities that would materially interfere with, or be incompatible with, their ability to fulfill their responsibilities as Board members of the Company.

Directors who experience a material change in their personal circumstances that has the potential to impair their ability to fufill their responsibilities as Board members are expected to advise the Chair of the NGC. In light of a material change, a director is expected to resign from the Board if the Board, on the recommendation of the NGC, determines it to be appropriate.

3. Term Limits

The Board does not believe it is appropriate to impose arbitrary term limits on directors’ service or a mandatory retirement age. Directors who have served on the Board for an extended period of time may provide valuable insight based on their experience with and understanding of the Company’s mission, strategies and objectives. At the same time, the Board does not believe that directors should expect to be re-nominated at the end of their term. The Board self-evaluation process and re-nomination process should serve as an effective means for determining the appropriateness of the continuation of service by individual directors.

4. Independence

A majority of the Board must be independent. Independence will have the meaning, as the context requires, given to it under applicable securities laws and exchange rules.

Each year, the Board will review the NGC’s report on the relationships between the Company and each director and determine which directors satisfy the applicable independence standards of the Board and of each committee on which those directors serve under applicable securities laws and exchange rules.

5. Director Nominations

The Board will consider the persons recommended for nomination to the Board by the NGC, nominate candidates for election as directors at the annual meeting of the shareholders or any special meeting of shareholders called for that purpose, and approve the candidates to be appointed by the Board to fill any vacancies on the Board.

6. Chair of the Board and Lead Director

a.

The Board will annually appoint a Chair of the Board, who is normally expected (but not required) to be an independent director. If, in any year, the Board does not appoint a Chair of the Board, the incumbent Chair of the Board will continue in that role until a successor is appointed.

b.

At any time when the Chair of the Board is not an independent director, the Board will appoint one of the independent directors as the Lead Director (the “Lead Director”). The authority and responsibilities of the Lead Director include:

i.	presiding at meetings of the Board at which the Chair of the Board is not present, including executive sessions of the independent directors;

ii.	serving as a liaison between the Chair of the Board and the independent directors;

iii.	serving as a liaison between the chief executive officer and the independent directors;

iv.	previewing information to be provided to the Board;

v.	approving meeting agenda for the Board with the Chair of the Board;

vi.	leading the Board’s discussion of the Compensation Committee’s evaluation of the performance of the chief executive officer and recommendation for the chief executive officer’s compensation;

vii.	leading the Board’s discussion of reports on the annual evaluation of the Board and its committees;

viii.	having the authority to call meetings of the independent directors; and

ix.	performing such other functions as the bylaws provide or as the Board may specify from time to time.

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Board Mandate and

Corporate Governance

Guidelines

D.	MEETINGS

Subject to the Company’s bylaws and articles and the requirements under applicable securities laws (and in particular, the Business Companys Act (Alberta)):

1.	Scheduling

The Board will meet as often as it determines is necessary to fulfill its responsibilities, but not less than four times per year. The independent directors will have regularly scheduled executive sessions at least twice a year, and more frequently as it determines is necessary or appropriate, generally in conjunction with regularly scheduled Board meetings. The Chair of the Board or Lead Director (if appointed) or any other independent director chosen by the Board to preside at these executive sessions will have the authority to call executive sessions and will be responsible for preparing an agenda for these executive sessions.

2.	Agenda

The Chair of the Board or Lead Director (if appointed) will establish, when practicable, the agenda for each meeting. Each director may also suggest the inclusion of items on the agenda or at any meeting and raise subjects that are not on the agenda for the meeting. Taking into account input from members of the Board and the chief executive officer, the Chair of the Board or Lead Director (if appointed) will determine the individual officers, employees or advisors who should attend or present material at each meeting. Agenda and other relevant meeting materials, if any, should be distributed by the Chair of the Board or Lead Director (if appointed) to the directors with sufficient time to review prior to scheduled meetings when practicable.

3.	Attendance and Participation

Each member is expected to attend and participate in all meetings of the Board, executive sessions (if the member is an independent director), and meetings of committees on which that member serves, in accordance with the bylaws of the Company, and is expected to spend the time needed to prepare and meet as frequently as necessary to properly discharge his or her responsibilities.

Directors are also encouraged to attend the Company’s annual meeting of shareholders.

4.	Committees

The Board uses committees to undertake detailed reviews and to provide in-depth oversight in key areas of Board responsibility. The Board may establish committees as it sees fit and may delegate to the committees any powers of the Board except the power to fill vacancies on the Board or to approve or remove officers appointed by the Board.

Current standing committees of the Board, which the Board will have at all times, are:

a.	Audit Committee;

b.	Nominating & Governance Committee; and

c.	Compensation Committee.

Each committee will establish a separate written charter that sets out the powers and duties of the committee, accountability, and its rules and procedures. The Board will appoint committee members upon recommendation of the NGC, with consideration given to the experience and skills of individual directors.

E.	SERVICE ON OTHER BOARDS AND AUDIT COMMITTEE

Members of the Board may serve on the boards of other companies so long as these commitments do not materially interfere and are compatible with their ability to fulfill their duties as a member of the Board. A director seeking to serve on the board of directors or advisory board of another for-profit entity (whether public or private) should notify the Chair of the Board or the Lead Director (if appointed) and the Chair of the NGC in advance of accepting that service and should defer final acceptance of that position until approved by the Board based upon the NGC’s recommendation. The NGC will consider, among other things, whether that service presents any independence, conflicts or other material issues for the Company.

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Board Mandate and

Corporate Governance

Guidelines

Directors may not serve on the boards of more than four publicly-traded companies in addition to that of the Company, but exceptions to this policy may be made in situations in which the Board deems that an exception would be appropriate. Without the prior approval of the Board, directors who serve as the chief executive officer at a publicly-traded company (including the Company) may not serve on the board of more than one publicly-traded company in addition to the Company’s Board. Directors may not serve on the board of another company on which two or more directors of the Company serve without the prior approval of the Board.

No member of the Audit Committee may serve simultaneously on the audit committee of more than two other publicly-traded companies without prior approval of the Board; provided that a member who is a retired certified public accountant, chief financial officer, or controller (or has similar experience) may not serve simultaneously on the audit committee of more than three other publicly-traded companies without prior approval of the Board.

F.	ACCESS TO OUTSIDE ADVISORS AND RECORDS

The Board may retain any outside legal, financial or other advisor at the expense of the Company at any time, without consulting or obtaining the approval of any officer of the Company in advance, and has the authority to determine any advisors’ fees and other retention terms and the authority to cause the Company to pay the fees and expenses of the advisors.

The Board, and any outside advisors retained by it or by a committee, will have access to all records and information relating to the Company that it deems relevant to the performance of its duties.

G.	EVALUATION OF BOARD, GOVERNANCE POLICIES, DIRECTORS AND COMMITTEES

Through the recommendation of the NGC, the Board will approve processes to evaluate the effectiveness of the Board as a whole, all committees of the Board, and each individual director to determine whether they are fulfilling their respective roles and responsibilities, and will approve periodically, or when the Board believes appropriate, changes to those processes. Once approved, the NGC will oversee the execution of the evaluation processes and report to the full Board.

The Board may use the results of the evaluation processes in assessing individual directors’ suitability for re-nomination and in assessing the overall structure and functioning of the Board and the committees of the Board.

H.	SHARE OWNERSHIP

The Board believes that, in order to align the interests of directors and shareholders, directors should have a financial stake in the Company. Each director is expected to comply with the Company’s equity ownership guidelines, as established from time to time. The Board will evaluate whether exceptions should be made for any director on the basis of financial hardship.

I.	CONFIDENTIALITY

The proceedings and deliberations of the Board and its committees will be confidential. Each director will maintain the confidentiality of information received in connection with his or her service as a director.

Although the Board members have the duties and responsibilities set forth in this Mandate, nothing in this Mandate is intended to create, or should be construed as creating, any responsibility or liability of the Board members, except to the extent otherwise provided under applicable law. In addition, nothing in this Mandate is intended to preclude or impair the protection provided in law for good faith reliance by Board members on reports or other information provided by others.

DIRTT ENVIRONMENTAL SOLUTIONS LTD. DGDQ 000001 SAM SAMPLE 123 SAMPLES STREET Security Class SAMPLETOWN SS X9X X9X COMMON SHARES CANADA Holder Account Number *S000001Q01* C9999999999 IND Fold Form of Proxy - Annual General Meeting to be held on Thursday, May 6, 2021 This Form of Proxy is solicited by and on behalf of the Board of Directors. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Fold Proxies submitted must be received by 10:00 am, Mountain Time, on Tuesday, May 4, 2021. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet To Receive Documents To Virtually Attend the Electronically Meeting Call the number listed BELOW from a touch tone Go to the following web site: You can enroll to receive future securityholder You can attend the meeting virtually by visiting telephone. www.investorvote.com communications electronically by visiting the URL provided on the back of this proxy www.investorcentre.com. Smartphone? 1-866-732-VOTE (8683) Toll Free Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet or at the virtual meeting, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 23456 78901 23456 DGDQ_PRX_322538/000001/000001/i

SAM SAMPLE C9999999999 *C9999999999* IND C01 *C9999999999* Appointment of Proxyholder I/We being holder(s) of securities of DIRTT Environmental Solutions Ltd. OR Print the name of the person you are (the “Company”) hereby appoint: Kevin P. O’Meara, Chief Executive appointing if this person is someone Officer of the Company, or failing this person, Geoffrey D. Krause, Chief other than the Management Financial Officer of the Company (the “Management Nominees”) Nominees listed herein. Note: If completing the appointment box above YOU MUST go to http:// www.computershare.com/DIRTT and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with a user name to gain entry to the online meeting. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of shareholders of the Company to be held virtually online at https:// web.lumiagm.com/469613006 on Thursday, May 6, 2021 at 10:00 am (Mountain Time), and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors Fold For Withhold For Withhold For Withhold 01. Michael T. Ford 02. Denise E. Karkkainen 03. Shauna R. King 04. Todd W. Lillibridge 05. James (Jim) A. Lynch 06. Kevin P. O’Meara 07. Steven E. Parry 08. Diana R. Rhoten For Withhold 2. Appointment of Independent Registered Public Accounting Firm To appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021 and to authorize the directors to fix the independent registered public accounting firm’s remuneration. Fold Signature of Proxyholder Signature(s) Date I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. Interim Financial Statements - Mark this box if you would Annual Financial Statements - Mark this box if you would like to receive Interim Financial Statements and NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by accompanying Management’s Discussion and Analysis by mail. mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. D G D Q 3 2 2 5 3 8 1 P I A R 2 9 9 9 9 9

DIRTT ENVIRONMENTAL SOLUTIONS LTD. DGDQ 000002 SAM SAMPLE 123 SAMPLES STREET Security Class SAMPLETOWN SS X9X X9X COMMON SHARES AUSTRALIA Holder Account Number *S000002Q01* C9999999999 IND Fold Form of Proxy - Annual General Meeting to be held on Thursday, May 6, 2021 This Form of Proxy is solicited by and on behalf of the Board of Directors. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Fold Proxies submitted must be received by 10:00 am, Mountain Time, on Tuesday, May 4, 2021. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet To Receive Documents To Virtually Attend the Electronically Meeting Call the number listed BELOW from a touch tone Go to the following web site: You can enroll to receive future securityholder You can attend the meeting virtually by visiting telephone. www.investorvote.com communications electronically by visiting the URL provided on the back of this proxy www.investorcentre.com. Smartphone? 312-588-4290 Direct Dial Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet or at the virtual meeting, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 23456 78901 23456 DGDQ_PRX_322538/000002/000002/i

SAM SAMPLE C9999999999 *C9999999999* IND C01 *C9999999999* Appointment of Proxyholder I/We being holder(s) of securities of DIRTT Environmental Solutions Ltd. OR Print the name of the person you are (the “Company”) hereby appoint: Kevin P. O’Meara, Chief Executive appointing if this person is someone Officer of the Company, or failing this person, Geoffrey D. Krause, Chief other than the Management Financial Officer of the Company (the “Management Nominees”) Nominees listed herein. Note: If completing the appointment box above YOU MUST go to http:// www.computershare.com/DIRTT and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with a user name to gain entry to the online meeting. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of shareholders of the Company to be held virtually online at https:// web.lumiagm.com/469613006 on Thursday, May 6, 2021 at 10:00 am (Mountain Time), and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors Fold For Withhold For Withhold For Withhold 01. Michael T. Ford 02. Denise E. Karkkainen 03. Shauna R. King 04. Todd W. Lillibridge 05. James (Jim) A. Lynch 06. Kevin P. O’Meara 07. Steven E. Parry 08. Diana R. Rhoten For Withhold 2. Appointment of Independent Registered Public Accounting Firm To appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021 and to authorize the directors to fix the independent registered public accounting firm’s remuneration. Fold Signature of Proxyholder Signature(s) Date I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. Interim Financial Statements - Mark this box if you would Annual Financial Statements - Mark this box if you would like to receive Interim Financial Statements and NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by accompanying Management’s Discussion and Analysis by mail. mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. D G D Q 3 2 2 5 3 8 1 P I A R 2 9 9 9 9 9